Exhibit 2.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

IN RE:                          )             Chapter 11
                                )
                                )             Case No. 01 B 27610
CYTOMEDIX, INC.                 )
                                ) Honorable Eugene R. Wedoff
             Debtor.            )



              NOTICE OF FILING OF THE AMENDED AND RESTATED OFFICIAL
               EXHIBITS TO THE FIRST AMENDED PLAN OF REORGAIZATION OF CYTOMEDIX, INC. (WITH ALL TECHNICAL AMENDMENTS)

To:      See Attached Service List

         PLEASE TAKE NOTICE that on Monday, the 26th of January, 2004, Cytomedix, Inc. filed its Amended and Restated Official Exhibits to the First Amended Plan of Reorganization of Cytomedix, Inc. (with All Technical Amendments), a copy of which is attached hereto, and hereby served upon you.

                            Steven R. Jakubowski (ARDC NO. 6191960)
                            Elizabeth E. Richard (ARDC NO. 6275764)
                            ROBERT F. COLEMAN & ASSOCIATES
                            77 West Wacker Drive
                            Suite 4800
                            Chicago, Illinois  60601
                            Telephone:  (312) 444-1000
                            Facsimile:  (312) 444-1028


                             CERTIFICATE OF SERVICE

         I hereby certify that true copies of the attached were served upon the persons listed on the attached service list by delivery via mail through deposit of the same in the U.S. mail, postage prepaid, on this 26th day of January, 2004.

                                                ______________________________
                                                Elizabeth Richert

                                  SERVICE LIST
                      CYTOMEDIX INC. - CASE NO. 01 B 27610

------------------------------------------------------------ ---------------------------------------------------------
Richard Friedman, Esq.                                       Leo Feldman, Esq.
U.S. Trustee                                                 Teller Levit & Silvertrust PC
227 W. Monroe Street                                         11 East Adams Street
Suite 3350                                                   8th Floor
Chicago, Illinois  60606                                     Chicago, Illinois  60603
(312) 886-3320                                               (312) 922-3030
(312) 886-5794 (FAX)                                         (312) 922-3720 (FAX)
------------------------------------------------------------ ---------------------------------------------------------
Donald T. Jack, Jr., Esq.                                    Chad H. Gettleman, Esq.
Jack Fink, Esq.                                              Mark A. Carter, Esq.
Jack, Lyon & Jones, P.A.                                     Adelman, Gettleman, Merens,
3400 TCBY Tower                                                   Berish & Carter, Ltd.
425 W. Capitol Avenue                                        53 W. Jackson Blvd., Suite 1050
Little Rock, Arkansas  72201                                 Chicago, Illinois  60604
(501) 375-1027 (FAX)                                         (312) 435-1050
                                                             (312) 435-1059 (FAX)
------------------------------------------------------------ ---------------------------------------------------------
Catherine L. Steege, Esq.                                    Lance R. Miller, Esq.
Jenner & Block                                               Mitchell, Williams, Selig,
One IMB Plaza                                                     Gates & Woodyard, P.L.L.C.
Suite 4400                                                   425 W. Capitol Avenue
Chicago, Illinois  60611                                     Suite 1800
(312) 222-9350                                               Little Rock, AR  72201-3525
(312) 840-7352 (FAX)                                         (501) 688-8807 (FAX)
------------------------------------------------------------ ---------------------------------------------------------
Mark E. Leipold, Esq.                                        Steven A. Ginther, Esq.
Gould & Ratner                                               Special Assistant Attorney General
222 North LaSalle Street, Suite 800                          Missouri Department of Revenue
Chicago, Illinois  60601                                     General Counsel's Office
(312) 236-3003                                               301 W. High Street, Room 670
(312) 236-3241 (FAX)                                         P.O. Box 475
                                                             Jefferson City, MO  65101-0475
                                                             (573) 751-7232 (FAX)
------------------------------------------------------------ ---------------------------------------------------------
Mark J. Kalla, Esq.                                          Karen A. White, Esq.
Dorsey & Whitney LLP                                         Burke & Burke, Ltd.
50 South Sixth Street, Suite 1500                            20 S. Clark Street, Suite 2200
Minneapolis, Minnesota  55402-1498                           Chicago, Illinois  60603
(612) 340-2600                                               (312) 726-6630
(612) 340-2643 (FAX)                                         (312) 726-1554 (FAX)
------------------------------------------------------------ ---------------------------------------------------------
Eugene J. Geekie, Jr.                                        William Kent Upshaw, Esq.
Michelle J. Murphy                                           Holt, Cooper & Upshaw
Shiff Hardin & Waite                                         205 20th Street North
6600 Sears Tower                                             Suite 1020
Chicago, Illinois  60606                                     Birmingham, Alabama  35203
(312) 258-5500                                               (205) 322-4784 (FAX)
(312) 258-5700 (FAX)
------------------------------------------------------------ ---------------------------------------------------------


------------------------------------------------------------ ---------------------------------------------------------
Peter G. Kumpe, Esq.                                         Joseph D. Calhoun III, Esq.
Williams & Anderson                                          Dennis B. Haase, Esq.
Twenty-Second Floor                                          Calhoun & Haase PLLC
111 Center Street                                            P.O. Box 3592
Little Rock, AR  72201                                       Little Rock, AR  72203
(501) 372-6453 (FAX)                                         (501) 374-4234 (FAX)
------------------------------------------------------------ ---------------------------------------------------------
Gina Baker Hantel, Esq.                                      Mr. Max Davis
Attorney for Commissioner of Revenue                         Davis Properties
Legal Services, 27th Floor                                   P.O. Box 241025
312 8th Avenue North                                         Little Rock, AR  72223
Nashville, TN  37243                                         (501) 225-7303 (FAX)
(615) 532-7346 (FAX)
------------------------------------------------------------ ---------------------------------------------------------
Angie Dodd, Esq.                                             Patricia E. Rademacher, Esq.
George Vasios, Esq.                                          Bonnie Michael, Esq.
Securities and Exchange Commission                           Coston & Lichtman
500 West Madison Avenue                                      40 South Dearborn
Suite 1400                                                   Suite 600
Chicago, Illinois  60661                                     Chicago, Illinois  60605
(312) 353-7390                                               (312) 427-1930
(312) 353-7398 (FAX)                                         (312) 427-7356 (FAX)
------------------------------------------------------------ ---------------------------------------------------------
Zachary Mosner, Esq.                                         David H. Kistenbroker, Esq.
Bankruptcy & Collections Unit                                Katten Muchin & Zavis
900 Fourth Avenue                                            525 West Monroe Street
Suite 2000                                                   Suite 1600
Seattle, Washington  98164-1012                              Chicago, Illinois  60661
                                                             (312) 902-5200
                                                             (312) 902-1061 (FAX)
------------------------------------------------------------ ---------------------------------------------------------
John B. Connally III, Esq.                                   Kent Smith
5858 Westheimer Boulevard                                    13319 Seagrove Street
Suite 708                                                    San Diego, CA  92130
Houston, Texas  77057
(713) 784-1113
(713) 785-8530 (FAX)
------------------------------------------------------------ ---------------------------------------------------------
Alan P. Solow                                                Peter Nealis, Esq.
Kathryn A. Pamenter                                          Kahn, Kleinman, Yanawitz & Arnson
Goldberg Kohn Bell Black                                          Co., L.P.A.
     Rosenbloom Moritz, LTD.                                 The Tower at Erieview, Suite 2600
55 East Monroe Street, Suite 3700                            1301 East 9th Street
Chicago, Illinois  60603                                     Cleveland, Ohio  44114-1824
(312) 201-4000                                               (216) 696-3311, Ext. 418
(312) 332-2196 (FAX)                                         (216) 696-1009 (FAX)
------------------------------------------------------------ ---------------------------------------------------------

                         UNITED STATES BANKRUPTCY COURT
                          NORTHERN DISTRICT OF ILLINOIS

                                EASTERN DIVISION

In Re:                                  )             Chapter 11
                                        )
CYTOMEDIX, INC.,                        )             Case No. 01 B 27610
(f/k/a/ Autologous Wound                )
     Therapy, Inc.)                     )
                                        )             Honorable Eugene R. Wedoff

                  Debtor.               )

                                        )
Taxpayer ID No.: 23-3011702             )

                              AMENDED AND RESTATED

                                OFFICIAL EXHIBITS

                            TO THE FIRST AMENDED PLAN

                      OF REORGANIZATION OF CYTOMEDIX, INC.

                         (with All Technical Amendments)

                                 (June 27, 2002)

                                  Steven R. Jakubowski (ARDC NO. 6191960)
                                  Elizabeth E. Richard (ARDC NO. 6275764)
                                  ROBERT F. COLEMAN & ASSOCIATES
                                  77 West Wacker Drive
                                  Suite 4800
                                  Chicago, Illinois  60601
                                  Telephone:  (312) 444-1000
                                  Facsimile:  (312) 444-1028

                                  Attorneys for the Debtor
                                  and Debtor in Possession

DATED:  January 26, 2004

                              AMENDED AND RESTATED
                          OFFICIAL EXHIBITS TO THE PLAN

These official exhibits, as amended, were originally filed in connection with the Debtor's Motion to Designate Official Exhibits to the Confirmed Plan of Reorganization, which motion was filed on December 3, 2002. At the hearing on that motion, the Court dismissed the motion as unnecessary and stated that the Debtor has authority to file the Official Exhibits to the Plan without the need for Court approval. These Amended and Restated Exhibits are thus hereby filed and designated as the Official Exhibits to the Plan in accordance with such instructions. These amended and restated exhibits contain all changes identified in said motion, as well as an additional change to the Restated Certificate of Designation for the Reorganized Debtor which provides, consistent with the financial projections to the Disclosure Statement, that any dividend shares payable to holders of New Series A and New Series B Convertible Preferred Stock shall be paid at a rate of 8% per annum based on the number of shares of New Series A and New Series B Convertible Preferred Stock held by the record holder thereof as of the dividend record date (i.e., if a dividend is to be paid by the issuance of additional shares of New Series A or New Series B Preferred Stock, then a record holder of 1,000 New Series A or New Series B Preferred Stock would receive as an annual dividend 80 shares of New Series A or New Series B Preferred Stock). A copy of the Amended and Restated Certificate of Designation filed herewith as an exhibit is also being contemporaneously filed with the Securities and Exchange Commission and will be publicly available as an EDGAR filing.

I.A.61            Long Term Incentive Plan for the Reorganized Debtor

I.A.64            Form of New Class A Warrant

I.A.65            Form of New Class B Warrant

I.A.70            Form of New Series A Convertible Preferred Stock Certificate

I.A.71            Form of New Series B Convertible Preferred Stock Certificate

I.A.91            Restated Bylaws for the Reorganized Debtor

I.A.92(A)         Restated Certificate of Incorporation for the Reorganized
                  Debtor

I.A.92(B)         Amended and Restated Certificate of Designation for the
                  Reorganized Debtor

I.A.100 Short-Selling Bar Representation Irrevocably Made and Deemed Made by All Persons Receiving New Common Stock Under the Plan

I.A.106           Worden Agreements with the Reorganized Debtor
                           A.       Patent License Agreement
                           B.       Substitute Royalty Agreement
                           C.       Mutual Releases

V.A               Schedule of Contracts to Be Assumed

V.B               Schedule of Contracts to Be Rejected

                                 EXHIBIT 1.A.61

                  (Long Term Incentive Plan for the Reorganized
                                     Debtor)

                                  ATTACHMENT 2

                                 CYTOMEDIX, INC.
                            LONG-TERM INCENTIVE PLAN

                                    ARTICLE 1
                                     PURPOSE

         1.1 GENERAL. The purpose of the Cytomedix, Inc. Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Cytomedix, Inc. (the "Company"), and its related companies by linking the personal interests of the employees, officers, consultants, independent contractors, advisors and directors of the Company and its related companies to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, consultants, independent contractors, advisors and directors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, consultants, independent contractors, advisors and directors.

                                    ARTICLE 2
                                   DEFINITIONS

         2.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

                  (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Award, Performance Unit Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

                  (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (e) "Compensation Committee" means the Compensation Committee of the Board described in Article 3.

                  (f) "Company" means Cytomedix, Inc., a Delaware corporation.

                  (g) "Disability" means a "permanent and total disability" as defined in Code Section 22(e) (3).

                  (h) "Dividend Equivalent" means a right granted to a Participant under Article 12 of the Plan.

                  (i) "Effective Date" means the date the Plan of Reorganization is confirmed by the Bankruptcy Court.

                  (j) "Fair Market Value", on any date, means (i) if the Stock is listed on a national securities exchange or is traded over the Nasdaq National Market or is quoted on an interdealer quotation system, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a national securities exchange or traded over the Nasdaq National Market, the fair market value shall be as determined by an independent appraiser selected by the Compensation Committee from time to time or as determined in good faith by the Compensation Committee in its sole discretion.

                  (k) "Incentive Stock Option" means an Option that is intended to meet the requirements of Code Section 422 or any successor provision thereto.

                  (l) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

                  (m) "Option" means a right granted to a Participant under
         Article 7 of the Plan.

                  (n) "Other Stock-Based Award" means a right, granted to a Participant under Article 12 of the Plan.

                  (o) "Parent" means a corporation or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. For Incentive Stock Options, "Parent" means a "parent corporation" of the Company as defined in Code Section 424(e).

                  (p) "Participant" means a person who, as an employee, officer, consultant, independent contractor, advisor or director of the Company, a Parent or any Subsidiary, has been granted an Award under the Plan.

                  (q) "Performance Unit" means a right granted to a Participant under Article 8 of the Plan.

                  (r) "Phantom Stock" means a right granted to a Participant under Article 10 of the Plan.

                  (s) "Plan" means the Cytomedix, Inc. Long-Term Incentive Plan.

                  (t) "Restricted Stock" means Stock granted to a Participant under Article 10 of the Plan.

                  (u) "Retirement" means a Participant's termination of employment after attaining age 65.

                  (v) "Stock" means the common stock of the Company, and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

                  (w) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 7 of the Plan.

                  (x) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. For Incentive Stock Options, "Subsidiary" means a "subsidiary corporation" of the Company as defined in Code
         Section 424(f).

                  (y) "Termination Date" means the effective date of the termination of a Participant's employment or consultation period with the Company, a Parent or any Subsidiary, whether by reason of death, Disability, Retirement, resignation, or termination with or without cause.

                  (z) "Vesting" or "Vested Awards" means the percentage of an Award that a Participant shall be entitled to retain upon the Participant's Termination Date. Any Awards that are not vested as of the Participant's Termination Date shall be forfeited by the Participant unless otherwise specifically set forth herein.

                  (aa) "1933 Act" means the Securities Act of 1933, as amended from time to time.

                  (bb) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                    ARTICLE 3
                                 ADMINISTRATION

         3.1 COMPENSATION COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board or, at the discretion of the Board from time to time, by the Board. The Compensation Committee shall consist of two or more members of the Board. The members of the Compensation Committee shall be appointed by the Board and may be changed at any time and from time to time at the Board's discretion. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Compensation Committee hereunder, and any reference herein to the Compensation Committee (other than in this Section 4.1) shall include the Board.

         3.2 ACTION BY THE COMPENSATION COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Compensation Committee. A majority of the Compensation Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Compensation Committee in lieu of a meeting, shall be deemed the acts of the Compensation Committee. Each member of the Compensation Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

         3.3 AUTHORITY OF COMPENSATION COMMITTEE. The Compensation Committee has the exclusive power, authority and discretion to:

                  (a) Designate Participants;

                  (b) Determine the type or types of Awards to be granted to each Participant;

                  (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

                  (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Compensation Committee in its sole discretion determines;

                  (e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Compensation Committee in its sole discretion determines;

                  (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                  (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

                  (h) Decide all other matters that must be determined in connection with an Award;

                  (i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

                  (j) Make all other decisions and determinations that may be required under the Plan or as the Compensation Committee deems necessary or advisable to administer the Plan; and

                  (k) Amend any Award Agreement as provided herein.

         3.4 NON-U.S. PARTICIPANTS. Notwithstanding anything in the Plan to the contrary, with respect to any Participant who is a resident outside of the United States, the Compensation Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Compensation Committee may, where appropriate, establish one or more subplans for this purpose.

         3.5 DECISIONS BINDING. The Compensation Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Compensation Committee with respect to the Plan are final, binding, and conclusive with respect to all parties.

                                    ARTICLE 4

                           SHARES SUBJECT TO THE PLAN

         4.1 NUMBER OF SHARES. The Company shall make Awards available representing up to fifteen percent (15%) of the fully diluted stock of the Company as of the Effective Date. The fully diluted stock includes all shares of common stock, shares of preferred stock and shares of stock underlying all outstanding warrants and options.

         4.2 LAPSED OR FORFEITED AWARDS. To the extent that an Award is canceled, is forfeited, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

         4.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

         4.4      LIMITATION ON AWARDS.

                  (a) OPTIONS AND SARS. The maximum number of shares of Stock that may be covered by Options and/or SARs granted to any one individual during any one calendar year under the Plan shall be 1,000,000.

                  (b) INCENTIVE STOCK OPTIONS. The maximum number of shares of Stock that may be issued under Incentive Stock Options granted to any one individual during any calendar year under the Plan shall be 1,000,000.

                  (c) OTHER AWARDS. The maximum fair market value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by a Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $1,000,000.

                                    ARTICLE 5
                                   ELIGIBILITY

         5.1 GENERAL. Awards may be granted only to individuals who are employees, officers, consultants, independent contractors, advisors, affiliates or directors of the Company, a Parent or a Subsidiary.

                                    ARTICLE 6
                                  STOCK OPTIONS

         6.1 GENERAL. The Compensation Committee is authorized to grant Options on the following terms and conditions:

                  (a) TYPE OF OPTION. The Compensation Committee may grant Nonqualified Stock Option and/or, subject to the specific requirements of Section 6.2 below, Incentive Stock Options.

                  (b) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Compensation Committee.

                  (c) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Compensation Committee.

                  (d) TIME AND CONDITIONS OF EXERCISE. The Compensation Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Compensation Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Compensation Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Compensation Committee may determine in its sole discretion so that the Option becomes exercisable at an earlier date.

                  (e) PAYMENT. The Compensation Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided, if shares of Stock surrendered in payment of the exercise price were themselves acquired otherwise than on the open market, such shares shall have been held by the Participant for at least six months.

                  (f) EXPIRATION OF OPTION. An Option shall expire on the earliest of the following dates:

                           (1) The expiration date set forth in the Award
                  Agreement accompanying such Options.

                           (2) If the Participant terminates his employment or
                  consultancy for any reason other than as provided in paragraph
                  (3) or (4) below, three months after the Participant's Termination Date; provided, if the Participant's employment or consultancy is terminated for cause by the Company, a Parent or a Subsidiary, or by the Participant without the consent of the Company, a Parent or a Subsidiary, the Option shall (to the extent not previously exercised) expire immediately.

                           (3) If the Participant terminates his employment or
                  consultancy by reason of Disability, one year after the Participant's Termination Date.

                           (4) If the Participant dies while employed or engaged
                  as a consultant by the Company, a Parent or Subsidiary, or during the three-month period described in paragraph (2) or during the one-year period described in paragraph (3) and before the Option otherwise expires, one year after the Participant's death. Upon the Participant's death, any exercisable Options may be exercised by the Participant's beneficiary, determined in accordance with Section 13.6.

         Unless the exercisability of an Option is accelerated as provided in
         Article 13, a Participant may exercise an Option after his Termination Date only with respect to the shares that were otherwise vested on the Participant's Termination Date.

         6.2 INCENTIVE STOCK OPTIONS. In addition to the foregoing rules, any Incentive Stock Options granted under the Plan shall comply with the following additional rules:

                  (a) EXERCISE PRICE. The exercise price per share of Stock for any Incentive Stock Option shall not be less than the Fair Market Value of a share of Stock as of the date of the grant.

                  (b) TERM. An Incentive Stock Option shall be exercisable for no longer than ten (10) years from the date of its grant.

                  (c) EXPIRATION OF INCENTIVE STOCK OPTION. An Incentive Stock Option shall expire on the earliest of the following dates; provided, the Compensation Committee may, prior to the expiration of the Incentive Stock Option under the circumstances described in paragraphs
         (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if the Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

                           (1) The option expiration date set forth in the Award
                  Agreement accompanying such Incentive Stock Option.

                           (2) Ten (10) years after the date of grant, unless an
                  earlier time is set in the Award Agreement.

                           (3) If the Participant terminates his employment for
                  any reason other than as provided in paragraph (4) or (5) below, three months after the Participant's Termination Date; provided, if the Participant's employment is terminated for cause by the Company, a Parent or a Subsidiary, or by the Participant without the consent of the Company, a Parent or a Subsidiary, the Incentive Stock Option shall (to the extent not previously exercised) expire immediately.

                           (4) If the Participant terminates his employment by
                  reason of Disability, one year after the Participant's Termination Date.

                           (5) If the Participant dies while employed by the
                  Company, a Parent or a Subsidiary, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise expires, one year after the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's beneficiary, determined in accordance with Section 13.6.

         Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 14, a Participant may exercise an Incentive Stock Option after his Termination Date only with respect to the shares that were otherwise vested on the Participant's Termination Date.

                  (d) DOLLAR LIMITATION. To the extent that the aggregate Fair Market Value of (i) the shares of Stock with respect to Incentive Stock Options, plus (ii) the shares of stock of the Company, a Parent or any Subsidiary with respect to which other incentive stock options are first exercisable by a Participant during any calendar year under all plans of the Company and any Parent and Subsidiary exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, the Fair Market Value of the shares of Stock shall be determined as of the time the Option or other incentive stock option is granted.

                  (e) TEN PERCENT OWNERS. An Incentive Stock Option shall not be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, unless the exercise price per share is at least 110% of the Fair Market Value per share of Stock at the date of grant, and the Option expires no later than five years after the date of grant.

                  (f) GRANT OF INCENTIVE STOCK OPTIONS. No Incentive Stock Options may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

                  (g) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

                  (h) NON-EMPLOYEES. An Incentive Stock Option may not be granted to any non-employee of the Company, a Parent or a Subsidiary.

                                    ARTICLE 7
                            STOCK APPRECIATION RIGHTS

         7.1 GRANT OF SARs. The Compensation Committee is authorized to grant SARs on such terms and conditions as may be selected by the Compensation Committee. Upon the exercise of a SAR, the Participant to whom the SAR is granted will have the right to receive the excess, if any, of:

                  (1) The Fair Market Value of one share of Stock on the date of exercise; over

                  (2) The grant price of the SAR as established by the Compensation Committee.

In the case of termination of employment or consultancy by the Company, a Parent or a Subsidiary (whether with or without cause), the value to be paid to the Participant for any vested SARs, shall be the excess, if any, of (a) the Fair Market Value of the Stock as of the date of such termination, over (b) the net book value of the Stock determined in good faith by the Compensation Committee in its sole discretion as of the last day of the month immediately preceding the Termination Date.

         7.2 VESTING OF BENEFITS. A Participant or his beneficiary shall only be entitled to receive payment for vested SARs as of the Termination Date.

         7.3 OTHER TERMS. All awards of SARs shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Compensation Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

                                    ARTICLE 8

                                PERFORMANCE UNITS

         8.1 GRANT OF PERFORMANCE UNITS. The Compensation Committee is authorized to grant Performance Units on such terms and conditions as may be selected by the Compensation Committee. The Compensation Committee shall have the complete discretion to determine the number of Performance Units granted to an individual. All Awards of Performance Units shall be evidenced by an Award Agreement.

         8.2 RIGHT TO PAYMENT. A grant of Performance Units gives the Participant rights, valued as determined by the Compensation Committee, and payable to, or exercisable by, the Participant to whom the Performance Units are granted, in whole or in part, as the Compensation Committee shall establish at grant or thereafter. The Compensation Committee shall set performance goals and other terms or conditions to payment of the Performance Units in its sole discretion which, depending on the extent to which they are met, will determine the number and value of Performance Units that will be paid to the Participant.

         8.3 OTHER TERMS. Performance Units may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Compensation Committee and reflected in the Award Agreement.

                                    ARTICLE 9

                             RESTRICTED STOCK AWARDS

         9.1 GRANT OF RESTRICTED STOCK. The Compensation Committee is authorized to make Awards of Restricted Stock in such amounts and subject to such terms and conditions as may be selected by the Compensation Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

         9.2 ISSUANCE AND RESTRICTIONS. Any award of Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose in its sole discretion (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Compensation Committee determines at the time of the grant of the Award or thereafter.

         9.3 FORFEITURE. Except as otherwise determined by the Compensation Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, the Compensation Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Compensation Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

         9.4 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Compensation Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                                   ARTICLE 10

                              PHANTOM STOCK AWARDS

         10.1 GRANT OF PHANTOM STOCK. The Compensation Committee is authorized to make Awards of Phantom Stock in such amounts and subject to such terms and conditions as may be selected by the Compensation Committee. All Awards of Phantom Stock shall be evidenced by an Award Agreement.

         10.2 ISSUANCE AND RESTRICTIONS. Phantom Stock shall be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Compensation Committee determines at the time of the grant of the Award or thereafter.

         10.3 PAYMENT OF BENEFITS. Upon the Retirement, Disability, or death of the Participant, there shall be paid to the Participant, or in the event of the Participant's death, to his or her beneficiary or beneficiaries, an amount equal to the Fair Market Value of the Participant's vested Phantom Stock determined as of the last day of the month immediately preceding the Termination Date. In the case of termination of employment by the Company, a Parent or a Subsidiary, the value to be received by the Participant shall be the book value of such vested Phantom Stock Award determined in good faith by the Compensation Committee in its sole discretion as of the last day of the month immediately preceding the Termination Date.

         10.4 FORFEITURE. Except as otherwise determined by the Compensation Committee at the time of the grant of the Award or thereafter, upon termination of employment prior to the vesting of any Phantom Stock or upon failure to satisfy a performance goal specified in the Award Agreement during the applicable performance period, Phantom Stock that is not fully vested shall be forfeited; provided, however, the Compensation Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to the Phantom Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Compensation Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Phantom Stock.

         10.5 OTHER TERMS. Awards of Phantom Stock may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Compensation Committee and reflected in the Award Agreement.

                                   ARTICLE 11

                              DIVIDEND EQUIVALENTS

         11.1 GRANT OF DIVIDEND EQUIVALENTS. The Compensation Committee is authorized to grant Dividend Equivalents subject to such terms and conditions as may be selected by the Compensation Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Compensation Committee. The Compensation Committee may provide that Dividend Equivalents be paid when accrued or be deemed to have been reinvested in additional shares of Stock and paid at some future date.

                                   ARTICLE 12

                            OTHER STOCK-BASED AWARDS

         12.1 GRANT OF OTHER STOCK-BASED AWARDS. The Compensation Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Compensation Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of a Parent or a Subsidiary. The Compensation Committee shall determine the terms and conditions of such Awards.

                                   ARTICLE 13

                         PROVISIONS APPLICABLE TO AWARDS

         13.1 STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Compensation Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Compensation Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

         13.2 EXCHANGE PROVISIONS. The Compensation Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 15.1), based on the terms and conditions the Compensation Committee determines and communicates to the Participant in writing at the time the offer is made.

         13.3 LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company, a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, the Compensation Committee may (but need not) permit other transfers as it determines in its sole discretion.

         13.4 BENEFICIARIES. Notwithstanding Section 13.3, a Participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Compensation Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Compensation Committee.

         13.5 STOCK CERTIFICATES. The issuance of Stock certificates under the Plan shall be subject to and conditioned upon compliance with all applicable securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Compensation Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

         13.6 ACCELERATION UPON DEATH, DISABILITY OR RETIREMENT. Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death, Disability or Retirement, all outstanding Awards shall become fully vested.

         13.7 TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Compensation Committee at its discretion and subject to applicable law, and any determination by the Compensation Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Company to a Parent or a Subsidiary, transfers from a Parent or Subsidiary to the Company, or transfers from a Parent or Subsidiary to another Parent or Subsidiary.

         13.8     FORFEITURE/RESCISSION OF AWARDS; RESTRICTIVE COVENANTS.

                  (a) FORFEITURE/RESCISSION OF AWARDS. The Compensation Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any Awards (whether vested or unvested, whether paid or unpaid) at any time, if the Participant is not in full compliance with all applicable provisions of the Plan, the Award Agreement, and any terms and conditions of the Participant's employment with the Company, a Parent or a Subsidiary. Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that the Participant is in full compliance with all such provisions. In the event the Participant fails to comply with such provisions, any unexercised or unpaid Awards shall automatically and immediately terminate and be forfeited. In addition, in the event the Participant fails to comply with such provisions prior to, or during the six month period following such exercise, payment or delivery, any Awards granted to the Participant may be rescinded within two years thereafter. In the event of rescission, the Participant shall pay to the Company the amount of any gain realized or payment received in connection with the Award, in such manner and on such terms and conditions as may be required, and the Company, a Parent or a Subsidiary shall be entitled to set-off against the amount of any such Award any amount owed to the Participant by the Company, a Parent or a Subsidiary.

                  (b) NON-COMPETITION. As a condition to the receipt of Awards hereunder, each Participant, upon severance of employment with the Company, a Parent or a Subsidiary, shall execute an agreement in writing whereby, in consideration of the receipt of any payment under the Plan, Participant agrees not to engage in any business or practice, either as a shareholder, owner, partner, director, officer, employee, consultant, or otherwise, in competition with the Company, a Parent or any Subsidiary, or otherwise take any action prejudicial to the interests of the Company, a Parent or any Subsidiary, for a period of two (2) years (or such shorter period as provided in the employment agreement for a Participant who is not an officer or director of the Company) following the Participant's Termination Date. For such purposes, a Participant during such protected period shall not engage in soliciting business from any client of the Company, a Parent or any Subsidiary as set forth within such Participants employment agreement or disclose any "confidential information" to others associated with the business of the Company, a Parent or any Subsidiary. For purposes of this Article 13, confidential information is defined as any information, knowledge or data of the Company the Participant may have received during the course of his employment with the Company, a Parent or any Subsidiary relating to programs, business processes, methods, designs, equipment, materials, procedures, compositions, inventions, financial information (including sales figures, projections, or estimates), lists, names, addresses, phone numbers of customers or customer employees, or trade secrets.

                  (c) CONFIDENTIALITY. Each Participant, as a condition to being granted Awards hereunder, agrees that the number of Awards awarded to the Participant, the vesting schedule, the Fair Market Value or net book value of any Performance Unit or the underlying Stock of the Company, and any other information regarding the Company, a Parent or any Subsidiary, the results of its operations or other matters shall remain confidential and the Participant shall not disclose any such information without the prior written consent of the Board of Directors. The Participant further acknowledges that the Company deems all information regarding the Participants and Awards awarded hereunder to be confidential and proprietary information.

                                   ARTICLE 14

                          CHANGES IN CAPITAL STRUCTURE

         14.1 GENERAL. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, the authorization limits under Article 4 on the number of Shares shall be adjusted proportionately, and there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award, or, subject to Section 15.2, there shall be made such other equitable adjustment as the Compensation Committee may, in its sole and absolute discretion, approve.

                                   ARTICLE 15

                     AMENDMENT, MODIFICATION AND TERMINATION

         15.1 AMENDMENT, MODIFICATION AND TERMINATION. Subject to the Compensation Committee's ability to amend and modify the Plan as provided herein, the Board may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, the Board may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

         15.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Compensation Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, except as otherwise provided in the Plan, the exercise price of any Option may not be reduced and the original term of any Option may not be extended.

                                   ARTICLE 16

                               GENERAL PROVISIONS

         16.1 NO RIGHTS TO AWARDS. No Participant or other individual shall have any claim to be granted any Award under the Plan, and neither the Company nor the Compensation Committee is obligated to treat Participants or other individuals uniformly.

         16.2 NO SHAREHOLDER RIGHTS. No Award shall give the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

         16.3 WITHHOLDINGS. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum taxes (including the Participant's FICA or Medicare tax obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholdings required upon any taxable event under the Plan, the Compensation Committee may, at the time the Award is granted or thereafter, require or permit that any such withholdings requirement be satisfied, in whole or in part, by withholdings from the Award shares of Stock having a Fair Market Value on the date of withholdings equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Compensation Committee may establish.

         16.4 NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant's employment or status as an officer or director at any time, nor confer upon any Participant any right to continue as an employee, officer, consultant, independent contractor, advisor or director of the Company or any Parent or Subsidiary.

         16.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be unfunded and shall not create a trust or a separate fund or funds. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general unsecured creditor of the Company, a Parent or a Subsidiary.

         16.6 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Compensation Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         16.7 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Parent or Subsidiary unless provided otherwise in such other plan.

         16.8 EXPENSES. The expenses of operating and administering the Plan shall be borne by the Company, its Parent and its Subsidiaries.

         16.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         16.10 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         16.11 FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Compensation Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

         16.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock paid under the Plan. The shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

         16.13 GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

         16.14 SEVERABILITY. Each provision of the Plan shall be interpreted where possible in a manner necessary to sustain its legality and enforceability. The unenforceability of any provision of the Plan in a specific situation, or the unenforceability of any portion of any provision of the Plan in a specific situation, shall not affect the enforceability of (a) that provision or a portion of such provision in another situation, or (b) the other provisions or portions of provisions of the Plan if such other provisions or the remaining portions could then continue to conform with the purposes of the Plan and the terms and requirements of applicable law. To the extent any provision of the Plan or a portion of such provision is found to be illegal or unenforceable, the Compensation Committee shall be authorized and empowered to reform such deficiency to the extent necessary to make it valid and enforceable under applicable law.

         16.15 ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Compensation Committee may determine; provided, such other terms and conditions are not inconsistent with the provisions of this Plan. To the extent any Award Agreement is inconsistent with the terms and conditions of this Plan, the terms and conditions of this Plan shall govern and the Compensation Committee shall be authorized and empowered to correct any defect, omission or inconsistency in any Award Agreement in a manner and to an extent it shall deem necessary or advisable.

                                 EXHIBIT 1.A.64

                          (Form of New Class A Warrant)

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                           CLASS A WARRANT CERTIFICATE

                                                                          [DATE]

                      Representing ______ Class A Warrants
                      To Purchase Shares of Common Stock of

                                 CYTOMEDIX, INC.

         THIS IS TO CERTIFY THAT, for value received, _____________________ or its assigns (the Holder"), is entitled to purchase from Cytomedix, Inc., a Delaware corporation (the "Company"), _________________ (______) shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), on the terms and conditions hereinafter set forth.

I.       Grant of Warrant

         1.1 Grant and Vesting. The Company hereby grants to the Holder _____ Class A Warrants ("Warrants") to purchase up to ___________ (___) shares of Common Stock at a purchase price equal to $1.00 per share of Common Stock (the "Exercise Price"). The Warrants shall vest as to all shares of Common Stock immediately. The shares of Common Stock for which the Warrants may be exercised are referred to as the "Warrant Shares."

         1.2 Exercise Period. The Warrants shall be exercisable commencing on the date of original issuance of the Warrants (the "Exercisability Date") and continue to be exercisable for the period (the "Exercise Period") until 5:00 p.m., Central Standard Time, on the date that is two (2) years from the date of issuance of the Warrants.

         1.3 Shares To Be Issued; Reservation of Shares. The Company covenants and agrees that (a) all of the securities issuable upon the exercise of the Warrants in accordance with the terms hereof will, upon issuance in accordance with the terms hereof and payment of the Exercise Price therefor, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof (b) the Company will cause during the Exercise Period, there to be authorized and reserved a sufficient number of securities to provide for the exercise of this Warrants in full, and (c) the Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrants upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of the Warrants) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of the Warrants; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of; any other shares of capital stock of the Company issuable upon the exercise of the Warrants if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

II.      Adjustments to Warrants

         2.1 Stock Splits and Combinations. If the Company shall combine all of its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares shall be proportionately decreased and the Exercise Price in effect immediately prior to such combination shall be proportionately increased, as of the effective date of such combination, as follows: (a) the number of Warrant Shares purchasable immediately prior to the effective date of such combination shall be adjusted so that the Holder of the Warrants, if exercised on or after that date, shall be entitled to receive the number and kind of Warrant Shares which the Holder of the Warrants would have owned and been entitled to receive as a result of the combination had the Warrants been exercised immediately prior to that date, and (b) the Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of this Warrants immediately thereafter. If the Company shall subdivide all of its outstanding shares of Common Stock, the number of Warrant Shares shall be proportionally increased and the Exercise Price in effect prior to such subdivision shall be proportionately decreased, as of the effective date of such subdivision, as follows: (a) the number of Warrant Shares purchasable upon the exercise of the Warrants immediately prior to the effective date of such subdivision, shall be adjusted so that the Holder of the Warrants, if exercised on or after that date, shall be entitled to receive the number and kind of Warrant Shares which the Holder of the Warrants would have owned and been entitled to receive as a result of the subdivision had the Warrants been exercised immediately prior to that date, and
(b) the Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying the Exercise Price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately thereafter.

         2.2 Stock Dividends and Distributions. If the Company shall fix a record date for the holders of its Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then the number of Warrant Shares shall be proportionately increased and the Exercise Price in effect prior to the time of such issuance or the close of business on such record date shall be proportionately decreased, as of the time of such issuance, or in the event such record date is fixed, as of the close of business on such record date, as follows: (a) the number of Warrant Shares purchasable immediately prior to the time of such issuance or the close of business on such record date shall be adjusted so that the Holder of the Warrants, if exercised after that date, shall be entitled to receive the number and kind of Warrant Shares which the Holder of the Warrants would have owned and been entitled to receive as a result of the dividend or distribution had the Warrants been exercised immediately prior to that date, and (b) the Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately thereafter.

         2.3 Other Dividends and Distributions. If the Company shall fix a record date for the holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then lawful and adequate provision shall be made so that the Holder of the Warrants shall be entitled to receive upon exercise of the Warrants, for the applicable exercise price in effect prior thereto, in addition to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrants, the kind and number of securities of the Company which the Holder would have owned and been entitled to receive had the Warrants been exercised immediately prior to that date.

         2.4 Reclassification, Exchange and Substitution. If the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article
II), then the Holder of the Warrants shall be entitled to receive upon exercise of the Warrants, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrants, for the aggregate exercise price in effect prior thereto, the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by the holders of the number of shares of Common Stock for which the Warrants could have been exercised immediately prior to such recapitalization, reclassification or other change (in any event, subject to further anti-dilution protection as provided in this Section 2).

         2.5 Reorganizations, Mergers. Consolidations or Sales of Assets. If any of the following transactions (each, a "Special Transaction") shall become effective: (a) a capital reorganization, share exchange or exchange offer (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Article II), (b) a consolidation or merger of the Company with and into another entity, or (c) a sale or conveyance of all or substantially all of the Company's assets, then as a condition of any Special Transaction, lawful and adequate provision shall be made so that the Holder of the Warrants shall thereafter have the right to purchase and receive upon exercise of the Warrants, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrants, for the applicable exercise price in effect immediately prior to such event, such shares of stock, other securities, cash or other assets as may be issued or payable in and pursuant to the terms of such Special Transaction to the holders of shares for which the Warrants could have been exercised immediately prior to such Special Transaction. In connection with any Special Transaction, appropriate provision shall be made with respect to the rights and interests of the Holder of the Warrants to the end that the provisions of the Warrants (including, without limitation, provisions for adjustment of the applicable exercise price and the number of Warrant Shares issuable upon the exercise of this Warrant), shall thereafter be applicable, as nearly as may be practicable, to any shares of stock, other securities, cash or other assets thereafter deliverable upon the exercise of the Warrants. The Company shall not effect any Special Transaction unless prior to, or simultaneously with, the closing thereof; the successor entity and the issuer of the securities into which the Warrants are exercisable (if other than the Company), resulting from such Special Transaction, shall assume by a written instrument executed and mailed by certified mail or delivered to the Holder of the Warrants at the address of the Holder appearing on the books of the Company, the obligation of the Company or such successor corporation to deliver to the Holder such shares of stock, securities, cash or other assets, as in accordance with the foregoing provisions, which the Holder shall have the right to purchase.

         2.6 Notice. Whenever the Warrants or the number of Warrant Shares are to be adjusted as provided herein, the Company shall forthwith, as soon as reasonably practicable, cause to be sent to the Holder a notice stating in reasonable detail the relevant facts and any resulting adjustments and the calculation thereof.

         2.7 Fractional Interests. The Company shall not be required to issue fractions of shares of Common Stock upon the exercise of the Warrants. If any fraction of a share of Common Stock would be issuable upon the exercise of the Warrants, the Company shall, upon such issuance, purchase such fraction for an amount in cash equal to the current value of such fraction, computed on the basis of the last reported closing price of the Common Stock on the securities exchange or quotation system on which the shares of Common Stock are then listed or traded, as the case may be, if any, on the last business day prior to the date of exercise upon which such a sale shall have been effected, or, if the Common Stock is not so listed or traded on an exchange or quotation system, as the Board of Directors of the Company may in good faith determine.

         2.8 Effect of Alternate Securities. If at any time, as a result of an adjustment made pursuant to this Article II, the Holder of the Warrants shall thereafter become entitled to receive any securities of the Company other than shares of Common Stock, then the number of such other securities receivable upon exercise of the Warrants shall be subject to adjustment from time to time on terms as nearly equivalent as practicable to the provisions with respect to shares of Common Stock contained in this Article II.

         2.9 Successive Application. The provisions of this Article II shall apply from time to time to successive events covered by this Article II. Upon the occurrence of any event contemplated by this Article II, all references to Common Stock, to the Company and to other defined terms shall be equitably adjusted to protect the interests of the Holder.

         2.10     Other Notices. In case at any time:

                  (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

                  (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                  (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company.

Then, in each such case, the Company shall give to the holder of the Warrants
(a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least twenty (20) business days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses
(i), (ii), (iii) and (iv) above.

         2.11 Adjustments to Exercise Price. Notwithstanding anything herein, no adjustment to the Exercise Price shall be made with respect to the issuance of securities by the Company.

III.     Exercise

         3.1      Exercise of Warrants.

                  (a) The Holder may exercise the Warrants by (i) surrendering this Warrant Certificate with the form of exercise notice attached hereto as Exhibit "A" duly executed by the Holder, and (ii) making payment to the Company of the aggregate Exercise Price for the applicable Warrant Shares in cash, by certified check or wire transfer of immediately available funds to an account designated by the Company. Upon any partial exercise of this Warrant, the Company, at its expense, shall promptly issue to the Holder for its surrendered Warrant Certificate a replacement Warrant Certificate identical in all respects to this Warrant Certificate, except that the number of Warrant Shares shall be reduced accordingly.

                  (b) Notwithstanding anything in this Warrant Certificate to the contrary, in no event shall the Holder of the Warrants be entitled to exercise the Warrants (or portions thereof) if the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company), and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would at the time of exercise result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence. Notwithstanding anything to the contrary contained herein, the limitation on exercise of the Warrants set forth herein may not be amended without the written consent of the holder hereof and the Company.

                  (c) Each person in whose name any Warrant Share certificate is issued upon exercise of the Warrants shall for all purposes been deemed to have become the holder of record of the Warrant Shares for which the Warrants were exercised as of the date of exercise. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time after the Warrants shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If the Warrants shall have been exercised only in part, then, unless the Warrants have expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant Certificate representing the number of Warrants which have not been exercised.

         3.2 Issuance of Warrant Shares. The Warrant Shares purchased shall be issued to the Holder exercising the Warrants as of the close of business on the business day on which all actions and payments required to be taken or made by the Holder hereunder shall have been so taken or made. Certificates for the Warrant Shares so purchased shall be delivered to the Holder as soon as reasonably practicable after the Warrants are so exercised.

         3.3 Cashless Exercise. Notwithstanding any provisions herein to the contrary, in lieu of exercising the Warrants by paying the Exercise Price in the manner set forth in Section 3.1(a), prior to its expiration pursuant to Section 1.2, the Holder may, by providing notice thereof to the Company along with the Notice of Exercise, elect to exercise the Warrants for a reduced number of Warrant Shares determined in accordance with the following formula:

                                        X = Y(A-B)
                                            ------
                                               A

Where:

         X = The number of Warrant Shares to be issued to the Holder.

         Y = The number of Warrant Shares purchasable under the Warrants (at the date of such exercise).

         A = The fair market value of one share of Common Stock (or other security for which the Warrants are then exercisable at the date of such exercise).

         B = Exercise Price (as adjusted to the date of such exercise).

                  For purposes of this Section 3.3, the "fair market value" per share shall be equal to, in the event the Warrants are being exercised at the time the Company's Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on any such exchange or listed for trading on the Nasdaq Stock Market, the average sale price of the Common Stock on such exchange or system during the twenty business days immediately preceding the date of exercise of the Warrants, or otherwise shall be determined in such reasonable manner as may be prescribed in good faith by the Company's Board of Directors.

IV.      Rights of the Holder

         4.1 No Rights or Liabilities as Shareholder. Except as provided herein, the Holder shall not, solely by virtue of the Warrants and prior to the issuance of the Warrant Shares upon due exercise hereof, be entitled to any rights as a shareholder of the Company. No provision of this Warrant Certificate, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         4.2 Certain Covenants. The Company will (a) take all such action as may be necessary or appropriate in order that the Warrant Shares will, upon issuance in accordance with the terms hereof and the payment of the Exercise Price therefor, be duly authorized, validly issued and outstanding, fully paid and non-assessable and (b) use its reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrant Certificate. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of the Warrants against dilution or other impairment, consistent with the tenor and purpose of this Warrant Certificate. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of the Warrants above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of the Warrants in accordance with the terms hereof and payment of the Exercise Price therefor.

V. Loss

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) reasonably satisfactory indemnification, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company shall immediately execute and deliver a new Warrant Certificate of like tenor and date.

VI.      Legend On Warrant Shares

         6.1 Legend. The certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

VII.     Registration Rights

         The Holder shall be entitled to registration rights pursuant to the terms of that certain Registration Rights Agreement between the Company and the signatories thereto (the "Registration Rights Agreement") of even date herewith.

VIII.    Miscellaneous

         8.1 Representations of the Company. The Company represents and warrants to the Holder as follows:

                  (a) The execution and delivery of the Warrants and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on part of the Company in accordance with its Restated Bylaws and Restated Articles of Incorporation.

                  (b) This Warrant Certificate has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                  (c) Upon issuance thereof in accordance with the terms hereof and payment of the Exercise Price therefor, all of the Warrant Shares will, upon issuance, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof.

                  (d) Except for filings under applicable state and federal securities laws, the Company has obtained all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations hereunder.

                  (e) There are no state statutes or other "anti-takeover" laws applicable to the Company, to the issuance of the Warrants by the Company, or to the issuance of the Warrant Shares upon exercise of the Warrants which would have, among other things, the effect of nullifying the transactions contemplated by this Warrant Certificate, or affecting the Holder's voting rights or other rights as a shareholder following such exercise, or to the extent there are such applicable state statutes or other "anti-takeover" laws, the Company and its Board of Directors have taken all steps necessary under such statutes or laws to render them inapplicable to the Company, the issuance of the Warrants, and the issuance of the Warrant Shares upon exercise of this Warrants.

         8.2 Assignment. The rights, obligations and duties of the Company hereunder shall not be assignable or otherwise transferable by the Company. The Warrants and the rights granted to the Holder hereof are transferable by the Holder, in whole or in part, upon surrender of this Warrant Certificate, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company.

                  If, at the time of the surrender of this Warrant Certificate in connection with any exercise, transfer, or exchange of the Warrants, the Warrants (or, in the case of any exercise, the Warrant Shares issuable hereunder), are not registered under the Securities Act of 1933, as amended (the "Securities Act") and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; provided that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. The first holder of the Warrants, by taking and holding the same, represents to the Company that such holder is acquiring the Warrants for investment and not with a view to the distribution thereof.

         8.3 Modification. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

         8.4 Binding Effect and Benefit. The Warrants shall inure to the benefit of, and shall be binding upon, the parties hereto, their heirs, executors, administrators, personal representatives, successors in interest and permitted assigns.

         8.5 Further Assurances. Company agrees that from time to time hereafter, upon request, it will, at its sole expense, execute, acknowledge and deliver such other instruments and documents and take such further action as may be reasonably necessary to carry out the intent of the Warrants.

         8.6 Governing Law: Waiver of Jury Trial. THIS WARRANT CERTIFICATE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ARKANSAS. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN LITTLE ROCK, ARKANSAS. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THE WARRANTS. THE COMPANY WAIVES ANY OBJECTION WHICH THE COMPANY MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO ANY SUIT OR PROCEEDING INSTITUTED BY THE HOLDER UNDER THE WARRANTS IN ANY STATE OR FEDERAL COURT LOCATED IN ARKANSAS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE HOLDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH HAS JURISDICTION OVER THE COMPANY OR ITS PROPERTY.

         8.7 Incorporation by Reference. All exhibits and documents referred to in this agreement shall be deemed incorporated herein by any reference thereto as if fully set out.

          8.8 Counterparts. This agreement may be executed in one or more counterparts (all counterparts together reflecting the signature of all parties) each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          8.9 Consent to Jurisdiction and Service of Process. Company hereby irrevocably (i) consents to the jurisdiction of the courts of the State of Arkansas and of any federal court located in Arkansas in connection with any action or proceeding arising out of or relating to this agreement, or any other document or exhibit relating hereto or delivered in connection therewith and
(ii) consents that service of legal process in any such action or proceeding may be made in any manner permitted by the rules of practice and procedure applicable to such courts.

         8.10 Survival of Agreements. All agreements, covenants, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Warrant.

         8.11 Headings and Captions. Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this agreement.

         8.12 Notice. All notices, requests, demands and other communications permitted or required hereunder shall be in writing, and either (i) delivered in person, (ii) sent by express mail or other overnight delivery service providing receipt of delivery, (iii) mailed by certified or registered mail, postage prepaid, return receipt requested or (iv) sent by telex, telegraph or other facsimile transmission as follows:

                  If to Company addressed or delivered in person to:

                           Williams & Anderson LLP
                           Re: Cytomedix, Inc.
                           111 Center St., 22nd Floor
                           Little Rock, AR 72201
                           Facsimile: (501) 372-6453

                  If to the Holder, addressed or delivered in person to:

or to such other address as either party may designate by notice in accordance with this Section.

                  Any such notice or communication, if given or made by prepaid, registered or certified mail or by recorded express delivery, shall be deemed to have been made when actually received, but not later than three (3) business days after the same was properly posted or given to such express delivery service and if made properly by telex, telecopy or other facsimile transmission such notice or communication shall be deemed to have been made at the time of dispatch.

         8.13 Severability. If any portion of this agreement is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions herein, which may remain effective, and to this end this agreement is declared to be severable.

         8.14 Time for Performance. This Warrant Certificate shall be issued as soon as practicable after the Confirmation of the Plan of Reorganization by the Bankruptcy Court.

         8.15 Waiver. No waiver of a default, breach or other violation of any provision of this agreement shall operate or be construed as a waiver of any subsequent default, breach or other violation or limit or restrict any right or remedy otherwise available. No delay or omission on the part of the Holder to exercise any right or power arising by reason of a default shall impair any such right or power or prevent its exercise at any time during the continuance thereof

         8.16 Gender and Pronouns. Throughout this agreement, the masculine shall include the feminine and neuter and the singular shall include the plural and vice versa as the context requires.

         8.17 Entire Agreement. This Warrant Certificate constitutes the entire agreement of the parties and supersedes any and all other prior agreements, oral or written, with respect to the subject matter contained herein.

         8.18 Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant Certificate will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant Certificate, that the holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant Certificate and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and delivered as of the ________ day of _______________, 2002.


                                        CYTOMEDIX, INC.

                                        By:
                                               Kent Smith, President

ATTEST:

                                    EXHIBIT A

                                 EXERCISE NOTICE

                 [To be executed only upon exercise of Warrants]

         The undersigned registered owner of the Warrants irrevocably exercises ____ Class A Warrants for the purchase of _____shares of Common Stock of Cytomedix, Inc. , and herewith makes payment therefor, all at the price and on the terms and conditions specified in the attached Warrant Certificate and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to the person specified below whose address is set forth below, and, if such shares of Common Stock shall not include all of the shares of Common Stock now and hereafter issuable as provided in the attached Warrant Certificate, then Cytomedix, Inc. shall, at its own expense, promptly issue to the undersigned a new Warrant Certificate of like tenor and date for the balance of the shares of Common Stock issuable thereunder.

Date:

Amount of Shares Purchased:

Aggregate Purchase Price:  $

Printed Name of Registered Holder:

Signature of Registered Holder:

NOTICE: The signature on this Exercise Notice must correspond with the name as written upon the face of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Stock Certificates to be issued and registered in the following name, and delivered to the following address:


                                        (Name)

                                        (Street Address)

                                        (City)   (State) (Zip Code)

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth hereinbelow, to:

Name of Assignee           Address                   Number of Class A Warrants
----------------           -------                   --------------------------








And the undersigned hereby irrevocably constitutes and appoints as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated:          , 200__


In the presence of:


                                    Name:

                                    Title of Signing Officer or
Agent (if any):


                                    Address:

                                    Note: The above signature should correspond exactly with the name on the face of the within Warrant, if applicable.

                                 EXHIBIT 1.A.65

                          (Form of New Class B Warrant)

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                           CLASS B WARRANT CERTIFICATE

                                                                          [DATE]

                      Representing ______ Class B Warrants
                      To Purchase Shares of Common Stock of

                                 CYTOMEDIX, INC.

         THIS IS TO CERTIFY THAT, for value received, _____________________ or its assigns (the Holder"), is entitled to purchase from Cytomedix, Inc., a Delaware corporation (the "Company"), _________________ (______) shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), on the terms and conditions hereinafter set forth.

I.       Grant of Warrant

         1.1 Grant and Vesting. The Company hereby grants to the Holder _____ Class B Warrants ("Warrants") to purchase up to ___________ (___) shares of Common Stock at a purchase price equal to $1.50 per share of Common Stock (the "Exercise Price"). The Warrants shall vest as to all shares of Common Stock immediately. The shares of Common Stock for which the Warrants may be exercised are referred to as the "Warrant Shares."

         1.2 Exercise Period. The Warrants shall be exercisable commencing on the date of original issuance of the Warrants (the "Exercisability Date") and continue to be exercisable for the period (the "Exercise Period") until 5:00 p.m., Central Standard Time, on the date that is three (3) years from the date of issuance of the Warrants.

         1.3 Shares To Be Issued; Reservation of Shares. The Company covenants and agrees that (a) all of the securities issuable upon the exercise of the Warrants in accordance with the terms hereof will, upon issuance in accordance with the terms hereof and payment of the Exercise Price therefor, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof (b) the Company will cause during the Exercise Period, there to be authorized and reserved a sufficient number of securities to provide for the exercise of this Warrants in full, and (c) the Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrants upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of the Warrants) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of the Warrants; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of; any other shares of capital stock of the Company issuable upon the exercise of the Warrants if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

II.      Adjustments to Warrants

         2.1 Stock Splits and Combinations. If the Company shall combine all of its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares shall be proportionately decreased and the Exercise Price in effect immediately prior to such combination shall be proportionately increased, as of the effective date of such combination, as follows: (a) the number of Warrant Shares purchasable immediately prior to the effective date of such combination shall be adjusted so that the Holder of the Warrants, if exercised on or after that date, shall be entitled to receive the number and kind of Warrant Shares which the Holder of the Warrants would have owned and been entitled to receive as a result of the combination had the Warrants been exercised immediately prior to that date, and (b) the Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of this Warrants immediately thereafter. If the Company shall subdivide all of its outstanding shares of Common Stock, the number of Warrant Shares shall be proportionally increased and the Exercise Price in effect prior to such subdivision shall be proportionately decreased, as of the effective date of such subdivision, as follows: (a) the number of Warrant Shares purchasable upon the exercise of the Warrants immediately prior to the effective date of such subdivision, shall be adjusted so that the Holder of the Warrants, if exercised on or after that date, shall be entitled to receive the number and kind of Warrant Shares which the Holder of the Warrants would have owned and been entitled to receive as a result of the subdivision had the Warrants been exercised immediately prior to that date, and
(b) the Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying the Exercise Price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately thereafter.

         2.2 Stock Dividends and Distributions. If the Company shall fix a record date for the holders of its Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then the number of Warrant Shares shall be proportionately increased and the Exercise Price in effect prior to the time of such issuance or the close of business on such record date shall be proportionately decreased, as of the time of such issuance, or in the event such record date is fixed, as of the close of business on such record date, as follows: (a) the number of Warrant Shares purchasable immediately prior to the time of such issuance or the close of business on such record date shall be adjusted so that the Holder of the Warrants, if exercised after that date, shall be entitled to receive the number and kind of Warrant Shares which the Holder of the Warrants would have owned and been entitled to receive as a result of the dividend or distribution had the Warrants been exercised immediately prior to that date, and (b) the Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately thereafter.

         2.3 Other Dividends and Distributions. If the Company shall fix a record date for the holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then lawful and adequate provision shall be made so that the Holder of the Warrants shall be entitled to receive upon exercise of the Warrants, for the applicable exercise price in effect prior thereto, in addition to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrants, the kind and number of securities of the Company which the Holder would have owned and been entitled to receive had the Warrants been exercised immediately prior to that date.

         2.4 Reclassification, Exchange and Substitution. If the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article
II), then the Holder of the Warrants shall be entitled to receive upon exercise of the Warrants, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrants, for the aggregate exercise price in effect prior thereto, the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by the holders of the number of shares of Common Stock for which the Warrants could have been exercised immediately prior to such recapitalization, reclassification or other change (in any event, subject to further anti-dilution protection as provided in this Section 2).

         2.5 Reorganizations, Mergers. Consolidations or Sales of Assets. If any of the following transactions (each, a "Special Transaction") shall become effective: (a) a capital reorganization, share exchange or exchange offer (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Article II), (b) a consolidation or merger of the Company with and into another entity, or (c) a sale or conveyance of all or substantially all of the Company's assets, then as a condition of any Special Transaction, lawful and adequate provision shall be made so that the Holder of the Warrants shall thereafter have the right to purchase and receive upon exercise of the Warrants, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrants, for the applicable exercise price in effect immediately prior to such event, such shares of stock, other securities, cash or other assets as may be issued or payable in and pursuant to the terms of such Special Transaction to the holders of shares for which the Warrants could have been exercised immediately prior to such Special Transaction. In connection with any Special Transaction, appropriate provision shall be made with respect to the rights and interests of the Holder of the Warrants to the end that the provisions of the Warrants (including, without limitation, provisions for adjustment of the applicable exercise price and the number of Warrant Shares issuable upon the exercise of this Warrant), shall thereafter be applicable, as nearly as may be practicable, to any shares of stock, other securities, cash or other assets thereafter deliverable upon the exercise of the Warrants. The Company shall not effect any Special Transaction unless prior to, or simultaneously with, the closing thereof; the successor entity and the issuer of the securities into which the Warrants are exercisable (if other than the Company), resulting from such Special Transaction, shall assume by a written instrument executed and mailed by certified mail or delivered to the Holder of the Warrants at the address of the Holder appearing on the books of the Company, the obligation of the Company or such successor corporation to deliver to the Holder such shares of stock, securities, cash or other assets, as in accordance with the foregoing provisions, which the Holder shall have the right to purchase.

         2.6 Notice. Whenever the Warrants or the number of Warrant Shares are to be adjusted as provided herein, the Company shall forthwith, as soon as reasonably practicable, cause to be sent to the Holder a notice stating in reasonable detail the relevant facts and any resulting adjustments and the calculation thereof.

         2.7 Fractional Interests. The Company shall not be required to issue fractions of shares of Common Stock upon the exercise of the Warrants. If any fraction of a share of Common Stock would be issuable upon the exercise of the Warrants, the Company shall, upon such issuance, purchase such fraction for an amount in cash equal to the current value of such fraction, computed on the basis of the last reported closing price of the Common Stock on the securities exchange or quotation system on which the shares of Common Stock are then listed or traded, as the case may be, if any, on the last business day prior to the date of exercise upon which such a sale shall have been effected, or, if the Common Stock is not so listed or traded on an exchange or quotation system, as the Board of Directors of the Company may in good faith determine.

         2.8 Effect of Alternate Securities. If at any time, as a result of an adjustment made pursuant to this Article II, the Holder of the Warrants shall thereafter become entitled to receive any securities of the Company other than shares of Common Stock, then the number of such other securities receivable upon exercise of the Warrants shall be subject to adjustment from time to time on terms as nearly equivalent as practicable to the provisions with respect to shares of Common Stock contained in this Article II.

         2.9 Successive Application. The provisions of this Article II shall apply from time to time to successive events covered by this Article II. Upon the occurrence of any event contemplated by this Article II, all references to Common Stock, to the Company and to other defined terms shall be equitably adjusted to protect the interests of the Holder.

         2.10     Other Notices. In case at any time:

                  (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

                  (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                  (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company.

Then, in each such case, the Company shall give to the holder of the Warrants
(a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least twenty (20) business days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses
(i), (ii), (iii) and (iv) above.

         2.11 Adjustments to Exercise Price. Notwithstanding anything herein, no adjustment to the Exercise Price shall be made with respect to the issuance of securities by the Company.

III.     Exercise

         3.1      Exercise of Warrants.

                  (a) The Holder may exercise the Warrants by (i) surrendering this Warrant Certificate with the form of exercise notice attached hereto as Exhibit "A" duly executed by the Holder, and (ii) making payment to the Company of the aggregate Exercise Price for the applicable Warrant Shares in cash, by certified check or wire transfer of immediately available funds to an account designated by the Company. Upon any partial exercise of this Warrant, the Company, at its expense, shall promptly issue to the Holder for its surrendered Warrant Certificate a replacement Warrant Certificate identical in all respects to this Warrant Certificate, except that the number of Warrant Shares shall be reduced accordingly.

                  (b) Notwithstanding anything in this Warrant Certificate to the contrary, in no event shall the Holder of the Warrants be entitled to exercise the Warrants (or portions thereof) if the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company), and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would at the time of exercise result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence. Notwithstanding anything to the contrary contained herein, the limitation on exercise of the Warrants set forth herein may not be amended without the written consent of the holder hereof and the Company.

                  (c) Each person in whose name any Warrant Share certificate is issued upon exercise of the Warrants shall for all purposes been deemed to have become the holder of record of the Warrant Shares for which the Warrants were exercised as of the date of exercise. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time after the Warrants shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If the Warrants shall have been exercised only in part, then, unless the Warrants have expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant Certificate representing the number of Warrants which have not been exercised.

         3.2 Issuance of Warrant Shares. The Warrant Shares purchased shall be issued to the Holder exercising the Warrants as of the close of business on the business day on which all actions and payments required to be taken or made by the Holder hereunder shall have been so taken or made. Certificates for the Warrant Shares so purchased shall be delivered to the Holder as soon as reasonably practicable after the Warrants are so exercised.

         3.3 Cashless Exercise. Notwithstanding any provisions herein to the contrary, in lieu of exercising the Warrants by paying the Exercise Price in the manner set forth in Section 3.1(a), prior to its expiration pursuant to Section 1.2, the Holder may, by providing notice thereof to the Company along with the Notice of Exercise, elect to exercise the Warrants for a reduced number of Warrant Shares determined in accordance with the following formula:

                                   X = Y(A-B)
                                       -----
                                         A

Where:

         X = The number of Warrant Shares to be issued to the Holder.

         Y = The number of Warrant Shares purchasable under the Warrants (at the date of such exercise).

         A = The fair market value of one share of Common Stock (or other security for which the Warrants are then exercisable at the date of such exercise).

         B = Exercise Price (as adjusted to the date of such exercise).

                  For purposes of this Section 3.3, the "fair market value" per share shall be equal to, in the event the Warrants are being exercised at the time the Company's Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on any such exchange or listed for trading on the Nasdaq Stock Market, the average sale price of the Common Stock on such exchange or system during the twenty business days immediately preceding the date of exercise of the Warrants, or otherwise shall be determined in such reasonable manner as may be prescribed in good faith by the Company's Board of Directors.

IV.      Rights of the Holder

         4.1 No Rights or Liabilities as Shareholder. Except as provided herein, the Holder shall not, solely by virtue of the Warrants and prior to the issuance of the Warrant Shares upon due exercise hereof, be entitled to any rights as a shareholder of the Company. No provision of this Warrant Certificate, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         4.2 Certain Covenants. The Company will (a) take all such action as may be necessary or appropriate in order that the Warrant Shares will, upon issuance in accordance with the terms hereof and the payment of the Exercise Price therefor, be duly authorized, validly issued and outstanding, fully paid and non-assessable and (b) use its reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrant Certificate. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of the Warrants against dilution or other impairment, consistent with the tenor and purpose of this Warrant Certificate. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of the Warrants above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of the Warrants in accordance with the terms hereof and payment of the Exercise Price therefor.

V.       Loss

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) reasonably satisfactory indemnification, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company shall immediately execute and deliver a new Warrant Certificate of like tenor and date.

VI.      Legend On Warrant Shares

         6.1 Legend. The certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

VII.     Registration Rights

         The Holder shall be entitled to registration rights pursuant to the terms of that certain Registration Rights Agreement between the Company and the signatories thereto (the "Registration Rights Agreement") of even date herewith.

VIII.    Miscellaneous

         8.1 Representations of the Company. The Company represents and warrants to the Holder as follows:

                  (a) The execution and delivery of the Warrants and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on part of the Company in accordance with its Restated Bylaws and Restated Articles of Incorporation.

                  (b) This Warrant Certificate has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                  (c) Upon issuance thereof in accordance with the terms hereof and payment of the Exercise Price therefor, all of the Warrant Shares will, upon issuance, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof.

                  (d) Except for filings under applicable state and federal securities laws, the Company has obtained all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations hereunder.

                  (e) There are no state statutes or other "anti-takeover" laws applicable to the Company, to the issuance of the Warrants by the Company, or to the issuance of the Warrant Shares upon exercise of the Warrants which would have, among other things, the effect of nullifying the transactions contemplated by this Warrant Certificate, or affecting the Holder's voting rights or other rights as a shareholder following such exercise, or to the extent there are such applicable state statutes or other "anti-takeover" laws, the Company and its Board of Directors have taken all steps necessary under such statutes or laws to render them inapplicable to the Company, the issuance of the Warrants, and the issuance of the Warrant Shares upon exercise of this Warrants.

         8.2 Assignment. The rights, obligations and duties of the Company hereunder shall not be assignable or otherwise transferable by the Company. The Warrants and the rights granted to the Holder hereof are transferable by the Holder, in whole or in part, upon surrender of this Warrant Certificate, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company.

                  If, at the time of the surrender of this Warrant Certificate in connection with any exercise, transfer, or exchange of the Warrants, the Warrants (or, in the case of any exercise, the Warrant Shares issuable hereunder), are not registered under the Securities Act of 1933, as amended (the "Securities Act") and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; provided that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. The first holder of the Warrants, by taking and holding the same, represents to the Company that such holder is acquiring the Warrants for investment and not with a view to the distribution thereof.

         8.3 Modification. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

         8.4 Binding Effect and Benefit. The Warrants shall inure to the benefit of, and shall be binding upon, the parties hereto, their heirs, executors, administrators, personal representatives, successors in interest and permitted assigns.

         8.5 Further Assurances. Company agrees that from time to time hereafter, upon request, it will, at its sole expense, execute, acknowledge and deliver such other instruments and documents and take such further action as may be reasonably necessary to carry out the intent of the Warrants.

         8.6 Governing Law: Waiver of Jury Trial. THIS WARRANT CERTIFICATE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ARKANSAS. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN LITTLE ROCK, ARKANSAS. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THE WARRANTS. THE COMPANY WAIVES ANY OBJECTION WHICH THE COMPANY MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO ANY SUIT OR PROCEEDING INSTITUTED BY THE HOLDER UNDER THE WARRANTS IN ANY STATE OR FEDERAL COURT LOCATED IN ARKANSAS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE HOLDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH HAS JURISDICTION OVER THE COMPANY OR ITS PROPERTY.

         8.7 Incorporation by Reference. All exhibits and documents referred to in this agreement shall be deemed incorporated herein by any reference thereto as if fully set out.

          8.8 Counterparts. This agreement may be executed in one or more counterparts (all counterparts together reflecting the signature of all parties) each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          8.9 Consent to Jurisdiction and Service of Process. Company hereby irrevocably (i) consents to the jurisdiction of the courts of the State of Arkansas and of any federal court located in Arkansas in connection with any action or proceeding arising out of or relating to this agreement, or any other document or exhibit relating hereto or delivered in connection therewith and
(ii) consents that service of legal process in any such action or proceeding may be made in any manner permitted by the rules of practice and procedure applicable to such courts.

         8.10 Survival of Agreements. All agreements, covenants, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Warrant.

         8.11 Headings and Captions. Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this agreement.

         8.12 Notice. All notices, requests, demands and other communications permitted or required hereunder shall be in writing, and either (i) delivered in person, (ii) sent by express mail or other overnight delivery service providing receipt of delivery, (iii) mailed by certified or registered mail, postage prepaid, return receipt requested or (iv) sent by telex, telegraph or other facsimile transmission as follows:

                  If to Company addressed or delivered in person to:

                           Williams & Anderson LLP
                           Re: Cytomedix, Inc.
                           111 Center St., 22nd Floor
                           Little Rock, AR 72201
                           Facsimile: (501) 372-6453

                  If to the Holder, addressed or delivered in person to:

or to such other address as either party may designate by notice in accordance with this Section.

         Any such notice or communication, if given or made by prepaid, registered or certified mail or by recorded express delivery, shall be deemed to have been made when actually received, but not later than three (3) business days after the same was properly posted or given to such express delivery service and if made properly by telex, telecopy or other facsimile transmission such notice or communication shall be deemed to have been made at the time of dispatch.

         8.13 Severability. If any portion of this agreement is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions herein, which may remain effective, and to this end this agreement is declared to be severable.

         8.14 Time for Performance. This Warrant Certificate shall be issued as soon as practicable after the Confirmation of the Plan of Reorganization by the Bankruptcy Court.

         8.15 Waiver. No waiver of a default, breach or other violation of any provision of this agreement shall operate or be construed as a waiver of any subsequent default, breach or other violation or limit or restrict any right or remedy otherwise available. No delay or omission on the part of the Holder to exercise any right or power arising by reason of a default shall impair any such right or power or prevent its exercise at any time during the continuance thereof

         8.16 Gender and Pronouns. Throughout this agreement, the masculine shall include the feminine and neuter and the singular shall include the plural and vice versa as the context requires.

         8.17 Entire Agreement. This Warrant Certificate constitutes the entire agreement of the parties and supersedes any and all other prior agreements, oral or written, with respect to the subject matter contained herein.

         8.18 Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant Certificate will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant Certificate, that the holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant Certificate and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and delivered as of the ________ day of _______________, 2002.

                                        CYTOMEDIX, INC.

                                        By:
                                              Kent Smith, President

ATTEST:

                                    EXHIBIT A

                                 EXERCISE NOTICE

                 [To be executed only upon exercise of Warrants]

         The undersigned registered owner of the Warrants irrevocably exercises ____ Class B Warrants for the purchase of _____shares of Common Stock of Cytomedix, Inc. , and herewith makes payment therefor, all at the price and on the terms and conditions specified in the attached Warrant Certificate and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to the person specified below whose address is set forth below, and, if such shares of Common Stock shall not include all of the shares of Common Stock now and hereafter issuable as provided in the attached Warrant Certificate, then Cytomedix, Inc. shall, at its own expense, promptly issue to the undersigned a new Warrant Certificate of like tenor and date for the balance of the shares of Common Stock issuable thereunder.

Date:

Amount of Shares Purchased:

Aggregate Purchase Price:  $

Printed Name of Registered Holder:

Signature of Registered Holder:

NOTICE: The signature on this Exercise Notice must correspond with the name as written upon the face of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Stock Certificates to be issued and registered in the following name, and delivered to the following address:


                                        (Name)

                                        (Street Address)

                                        (City)   (State) (Zip Code)

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth hereinbelow, to:

Name of Assignee            Address                   Number of Class B Warrants
----------------            -------                   --------------------------






And the undersigned hereby irrevocably constitutes and appoints as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated:          , 200__


In the presence of:


                                    Name:


                                    Title of Signing Officer or
Agent (if any):



                                    Address:




                                    Note: The above signature should correspond exactly with the name on the face of the within Warrant, if applicable.

                                 EXHIBIT 1.A.70

         (Form of New Series A Convertible Preferred Stock Certificate)

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

Number  ___________                                       ___________ Shares

                                 CYTOMEDIX, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

             SERIES A CONVERTIBLE PREFERRED STOCK, PAR VALUE $.0001


THIS CERTIFIES THAT:


                     _______________________________________

is the owner of __________ fully paid and non-assessable shares of Series A Convertible Preferred Stock of Cytomedix, Inc. transferable only on the books of the Cytomedix, Inc. by the holder thereof or by duly authorized attorney upon surrender of this Certificate properly endorsed.

WITNESS the seal of the Corporation and the signatures of its duly authorized officers.


DATED:                                  AUTHORIZED BY:

_________________________               _____________________________
                                        President

                                        _____________________________
                                        Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF TRANSFERS MIN ACT - ............
Custodian ................
                                                        (Cust)

(Minor)

TEN ENT - as tenants by the entireties  under Uniform Transfers to Minors
Act .....................
                                                        (State)

JT TEN - as joint tenants with right of survivorship
           and not as tenants in common


         For Value Received, _____________________ hereby sell, assign and transfer unto

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(Please print name and address including postal zip code of assignee; please insert social security or other identifying number of assignee)

______________ Shares of Series A Convertible Preferred Stock of Cytomedix, Inc. represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________ Attorney to transfer the said stock on the books of Cytomedix, Inc. with full power of substitution in the premises.


Dated ________________              ____________________________________
                                    Signature of Assignor (Must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.)

In presence of:

_______________________________     ____________________________________

                                 EXHIBIT 1.A.71

                (Form of New Series B Convertible Preferred Stock
                                  Certificate)

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

Number  ___________                                           ___________ Shares

                                 CYTOMEDIX, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

             SERIES B CONVERTIBLE PREFERRED STOCK, PAR VALUE $.0001

THIS CERTIFIES THAT:


                  _______________________________________


is the owner of __________ fully paid and non-assessable shares of Series B Convertible Preferred Stock of Cytomedix, Inc. transferable only on the books of the Cytomedix, Inc. by the holder thereof or by duly authorized attorney upon surrender of this Certificate properly endorsed. WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

DATED:                                      AUTHORIZED BY:

_________________________                   _____________________________
                                            President

                                            _____________________________
                                            Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF TRANSFERS MIN ACT - ............
Custodian ................

                                                (Cust)

(Minor)

TEN ENT - as tenants by the entireties  under Uniform Transfers to Minors
Act .....................

                                                (State)

JT TEN - as joint tenants with right of survivorship
           and not as tenants in common


         For Value Received, _____________________ hereby sell, assign and transfer unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print name and address including postal zip code of assignee; please insert social security or other identifying number of assignee)

______________ Shares of Series B Convertible Preferred Stock of Cytomedix, Inc. represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________ Attorney to transfer the said stock on the books of Cytomedix, Inc. with full power of substitution in the premises.

Dated _________________________     __________________________________________
                                    Signature of Assignor
                                    (Must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.)

In presence of:

_______________________________     ____________________________________

                                 EXHIBIT 1.A.91

                  (Restated Bylaws for the Reorganized Debtor)

                                 RESTATED BYLAWS
                                       OF
                                 CYTOMEDIX, INC.

                                    ARTICLE I
                                     OFFICES

         Section 1.1 Registered Office. The registered office of the corporation in the State of Delaware shall be 15 East North Street, in the City of Dover, Delaware 19901, in the County of Kent, Delaware. The registered agent in charge thereof shall be Incorporating Services, Ltd.

         Section 1.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 2.1 Place of Meeting. All meetings of the stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.2 Annual Meetings. A meeting of stockholders shall be held in each year for the election of directors at such time and place as the board of directors shall determine. Any other proper business, notice of which was given in the notice of the meeting or in a duly executed waiver of notice thereof, may be transacted at the annual meeting. Elections of directors shall be by written ballot.

         Section 2.3 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder present.

         Section 2.4 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purpose or purposes stated in the notice of the meeting.

         Section 2.5 Notice. Unless otherwise provided by law, written notice of the annual meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting, either personally by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 2.6 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Restated Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote and present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Any business may be transacted at the reconvened meeting which might have been transacted at the meeting as originally notified.

         Section 2.7 Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of the statutes or of the Restated Certificate of Incorporation or these Restated Bylaws, a different vote is required, in which case such express provision shall govern.

         Section 2.8 Voting. Each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person, or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its execution date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section 3.5 of these Restated Bylaws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

         Section 2.9 Record Date. The Board may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten nor more than sixty days prior to the meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

         Section 2.10 Action Without Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall have the same force and effect as a unanimous vote of the shareholders. The consent may be in more than one counterpart so long as each shareholder signs one of the counterparts. The signed consent(s) shall be placed in the minute book. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

         Section 3.1 Management. The business and affairs of the corporation shall be managed by the Board of Directors who may exercise all powers of the corporation and do all such lawful acts and things not directed or required to be exercised or done by the shareholders.

         Section 3.2 Number; Qualification; Term. The number of directors which shall constitute the whole board shall be such number as the board of directors may determine, but in no case shall such number be more than seven. Except as hereinafter provided in Section 3.3 of this Article, the directors, other than those constituting the first board of directors after confirmation of the plan of reorganization by the bankruptcy court, shall be elected by the stockholders at each annual meeting, and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders of the corporation.

         Section 3.3 Removal. The entire board of directors or any one or more of the directors may be removed, either for or without cause at any annual meeting of shareholders or special meeting called expressly for that purpose, by the affirmative vote in person or by proxy of a majority in number of the shares entitled to vote at an election of directors.

         Section 3.4 Vacancies. Any vacancy in the board of directors (other than a vacancy occurring through shareholders' removal of a director), whether by death, resignation, removal, creation of new directorship or otherwise, may be filled by an affirmative vote of a majority of the remaining directors even though the directors remaining in office constitute fewer than a quorum of the board of directors. A director elected to fill a vacancy shall hold office until the next annual election of directors and until his successor is duly elected and qualified.

         Section 3.5 Election of Directors. [W&A - where a plurality elects, not majority]. Except as otherwise provided in Section 3.4, directors shall be elected by a plurality vote at the annual meeting of the shareholders. At each such election of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election there is a right to vote.

         Section 3.6 Place of Meeting. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 3.7 Annual Meetings. The first meeting of each newly elected board of directors shall be held without further notice immediately after and at the same place as the meeting of the stockholders at which it was elected, unless otherwise agreed by unanimous consent of the directors then elected.

         Section 3.8 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 3.9 Special Meetings. Special meetings of the board may be called by the president on two days notice to each director, either personally, by mail, by telegram or facsimile transmission. Special meetings may be called by the president or secretary in like manner and on like notice on the written request of two directors. Except as otherwise expressly provided by statute, Restated Certificate of Incorporation or these Restated Bylaws, the business to be transacted at any special meeting need not be specified in a notice or waiver of notice.

         Section 3.10 Quorum; Majority Vote. At all meetings of the board of directors, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Restated Certificate of Incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors then present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.11 Compensation. The board of directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 3.12 Procedure. The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

         Section 3.13 Action Without Meeting. Unless otherwise restricted by the Restated Certificate of Incorporation or these Restated Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee. The consent(s) may be in more than one counterpart so long as each director signs one of the counterparts.

         Section 3.14 Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or amending the by-laws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.



         Section 3.15 Telephone Meetings. Members of the board of directors or any committee designated by such board may participate in a meeting of the board or of a committee of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                     NOTICES

         Section 4.1 Method. Whenever by statute, the Restated Certificate of Incorporation, these Restated Bylaws, or otherwise, notice is required to be given to a director, committee member or security holder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to the director, committee member or security holder at the address appearing on the books of the corporation or (b) in any other method permitted by law.

         Section 4.2 Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Restated Certificate of Incorporation or by these Restated Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

                                    ARTICLE V
                               OFFICERS AND AGENTS

         Section 5.1  Number; Qualification; Election; Term.

         (a) The officers of the corporation shall be chosen by the board of directors and shall be (1) a president, a vice president, a secretary and a treasurer and (2) such other officers (including a chairman of the board and additional vice presidents) and assistant officers and agents as the board of directors may think necessary.

         (b) Any number of offices may be held by the same person, unless the certificate of incorporation otherwise provides, but in no case shall the same person serve as both president and secretary.

         (c) Officers of the corporation shall not be required to be shareholders of the corporation. Officers need not be members of the board of directors.

         (d) Officers shall be elected by the board of directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents may be elected by the board of directors at any regular or special meeting.

         (e) The officers of the corporation shall hold office until their successors are chosen and qualified. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

         Section 5.2 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board whenever in its judgment the best interest of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 5.3 Authority. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these Restated Bylaws or as may be determined by resolution of the board not inconsistent with these Restated Bylaws.

         Section 5.4 Compensation. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 5.5 President. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

         Section 5.6 Vice President. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

         Section 5.7 Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the secretary serves. The secretary shall have custody of the corporate seal and the secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the secretary's signature or by the signature of the treasurer or assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. The secretary shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

         Section 5.8 Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

         Section 5.9 Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer's possession or under his control belonging to the corporation. The treasurer shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

         Section 5.10 Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the President may from time to time delegate.



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

                                   ARTICLE VI
                              CERTIFICATES OF STOCK

         Section 6.1 Certificates. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation. Each certificate shall state on its face the holder's name, the number and class of shares, the par value of the shares and such other matters as may be required by law and may be sealed with the seal of the corporation or a facsimile thereof.



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

         Section 6.2 Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons, as the board of directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

         Section 6.3 Lost, Stolen or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. Such request for the issuance of a new certificate must be made before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed upon the issuance of such new certificate.

         Section 6.4 Transfer. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares endorsed by the registered owner or by his duly authorized attorney, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transactions upon its books, unless the corporation has a duty to inquire as to adverse claims with respect to such transfer which has not been discharged.



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

         Section 6.5 Duty Of Inquiry. The corporation shall have no duty to inquire into adverse claims with respect to such transfer unless the corporation has received a written notification of an adverse claim at a time and in a manner which affords the corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant. The corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the corporation's judgment to protect the corporation and any transfer agent, registrar or other agent of the corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the corporation.

         Section 6.6 Registered Owner. Prior to due presentment for transfer of any share or shares, the corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.



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                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 7.1 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Restated Certificate of Incorporation and any Certificate of Designation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Restated Certificate of Incorporation or Certificate of Designation.

         Section 7.2 Record Date. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than fifty days prior to the payment date of such dividend, or the board of directors may close the stock transfer books for such purposes for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date.



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

         Section 7.3 Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 7.4 Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other persons as the board of directors may from time to time designate.

         Section 7.5 Fiscal Year. The fiscal year of the corporation shall be the calendar year.

         Section 7.6 Resignation. A director, officer or agent may resign by giving written notice to the president or secretary. The resignation shall take effect at the time specified in it, or immediately if no time is specified. Unless it specifies otherwise, a resignation takes effect without being accepted.

         Section 7.7 Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

         Section 7.8 Amendment of Bylaws. These Restated Bylaws may be altered, amended or repealed at any meeting of the board of directors at which a quorum is present by the affirmative vote of a majority of the whole board of directors. These Restated Bylaws may also be altered, amended or repealed at any meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares of the corporation entitled to vote thereon, provided that notices of the proposed alteration, amendment or repeal is contained in the notice of the meeting.



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

         Section 7.9 Construction and Severability. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Restated Bylaws shall be invalid or inoperative, then the remainder of these Restated Bylaws shall be considered valid and operative. Effect shall also be given to the intent manifested by the portion held invalid or inoperative.

         Section 7.10 Headings. The headings are for organization, convenience and clarity. In interpreting these Restated Bylaws, the headings shall be subordinated in importance to the other written material.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.1 Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.



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

         Section 8.2 Right to Indemnification. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 8.1, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 8.3 Process. Any indemnification under Section 8.1 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

                  l. By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or



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

                  2. If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                  3. By the stockholders.

         Section 8.4 Advancement of Expenses. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         Section 8.5 Nonexclusivity of Article. The indemnification and advancement of expenses provided by, or granted pursuant to, Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 8.6 Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.



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

         We, THE UNDERSIGNED, constituting the Board of Directors of the Corporation, do hereby adopt these Restated Bylaws this ____ day of ___________, 2002.

                                [DIRECTORS' SIGNATURES]

                                EXHIBIT 1.A.92(A)

           (Restated Certificate of Incorporation for the Reorganized Debtor and Amended and Restated Certificate of Designation)

                                EXHIBIT 1.A.92(A)

       (Restated Certificate of Incorporation for the Reorganized Debtor)

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 CYTOMEDIX, INC.

         Cytomedix, Inc. (the "Corporation") was originally incorporated as Informatix Holdings, Inc. on April 29, 1998, by filing its Certificate of Incorporation with the Delaware Secretary of State. Informatix Holdings, Inc. changed its name to Autologous Wound Therapy, Inc. and later changed that name to Cytomedix, Inc. This Restated Certificate of Incorporation is duly adopted in accordance with 8 Del. Gen. Corp. Lawss.245 and has been adopted by the directors and approved by the stockholders in connection with the stockholders' approval of the Plan of Reorganization.

         1. The name of the Corporation is: CYTOMEDIX, INC.

         2. The address of its registered office in the State of Delaware is Incorporating Services, Ltd., 15 East North Street, Dover, Delaware 19901, located in the County of Kent, Delaware. The name of its registered agent at such address is Incorporating Services, Ltd.

         3. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which Corporations may be organized under the

General Corporation Law of Delaware.

         4. The authorized capital stock of the Corporation shall consist of 55,000,000 shares of capital stock, of which 40,000,000 shares shall be Common Stock, with a par value of $.0001 per share, and 15,000,000 shares shall be Preferred Stock, with a par value of $.0001 per share. The voting powers, designations, preferences and relative, participating, optional or other special qualifications, limitations or restrictions thereof are set forth as follows:

                  Shares of the Preferred Stock may be issued from time to time in one or more series, as provided for herein or as provided for by the Board of Directors as permitted hereby. All shares of any one series shall be identical in all respects with all the other shares of such series, except the shares of any series issued at different times may differ as to the dates from which the dividends thereon may be cumulative.

                  The Board of Directors is hereby authorized, by resolution or resolutions, to establish, out of the unissued (including previously issued and subsequently retired) shares of Preferred Stock not then allocated to any series of Preferred Stock, additional series of Preferred Stock. Before any shares of any such additional series are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the number of shares constituting such series and the distinguishing characteristics and the relative rights, preferences, privileges and immunities, if any, and any qualifications, limitations or restrictions thereof, so far as such are not inconsistent with the provisions of this Paragraph 4. Without limiting the generality of the foregoing, the Board of Directors may fix and determine:

                  (a) The designation of such series and the number of shares which shall constitute such series of such shares;

                  (b) The rate of dividend, if any, payable on shares of such series;

                  (c) Whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate;

                  (d) Whether the shares of such series may be redeemed, and, if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed;

                  (e) The amount payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

                  (f) The sinking fund provisions, if any, for the redemption of shares of such series;

                  (g) The voting rights, if any, of the shares of such series;

                  (h) The terms and conditions, if any, on which shares of such series may be converted into shares of capital stock of the Corporation of any other class or series;

                  (i) Whether the shares of such series are to be preferred over shares of capital stock of the Corporation of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation, or otherwise; and

                  (j) Any other characteristics, preferences, limitations, rights, privileges, immunities or terms not inconsistent with the provisions of this Paragraph 4.

         4. Except as otherwise provided in this Restated Certificate of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him or her on all matters submitted to stockholders for a vote.

         5. The Corporation is prohibited from issuing nonvoting equity securities.

         6. The Corporation shall appropriately distribute voting power among the various classes of securities issued including, but not limited to, providing for the election of Directors to the Board by holders of any class of security to which the Company has failed to pay a required dividend for six consecutive quarters.

         7. The Corporation is to have perpetual existence.

         8. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Restated By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the Restated By-Laws of the Corporation shall so provide.

         9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         10. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit.

         11. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provision of ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of ss.279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         We, THE UNDERSIGNED, constituting the Board of Directors of the Corporation, for the purpose of filing a Restated Certificate of Incorporation, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this ____ day of _____________, 2002.

                                                         [DIRECTORS' SIGNATURES]

                                EXHIBIT I.A.92(B)

                (Amended and Restated Certificate of Designation)

                              AMENDED AND RESTATED
                           CERTIFICATE OF DESIGNATION
                    OF THE RELATIVE RIGHTS AND PREFERENCES OF
             SERIES A PREFERRED, SERIES B PREFERRED AND COMMON STOCK
                               OF CYTOMEDIX, INC.

         Pursuant to Sections 303, 151 and 103 of the Delaware General Corporation Law and the authority granted to the Board of Directors of Cytomedix, Inc., a Delaware corporation (the "Company") in its Restated Certificate of Incorporation, the Company hereby certifies the relative rights and preferences of designated Series A Convertible Preferred, Series B Convertible Preferred and Common Stock of Cytomedix, Inc. as voted and approved by the shareholders in connection with their approval of the Plan of Reorganization.

A.       Series A Convertible Preferred Stock.

         1. Designation and Rank: The designation of such series of the Preferred Stock shall be the Series A Convertible Preferred Stock, par value $.0001 per share (the "Series A Convertible Preferred Stock"). The maximum number of shares of Series A Preferred Stock shall be five million (5,000,000) shares. The Series A Preferred Stock shall have a stated liquidation preference (the "Liquidation Preference Amount") of $1.00 per share. The Series A Convertible Preferred Stock shall have preference over and rank (i) senior to the Series B Preferred Stock, par value $.0001 per share, (ii) senior to the common stock, par value $.0001 per share, and (iii) senior to all other classes and series of equity securities of the Company which by its terms do not rank senior to the Series A Convertible Preferred Stock ("Junior Stock"). The Series A Convertible Preferred Stock shall contain a negative covenant prohibiting the Company from granting any security interest in the Company's patents and/or future royalty streams ("Intellectual Property").

         2. Dividends:

         (a) Payment of Dividends: The holders of record of shares of Series A Convertible Preferred Stock shall be entitled to receive dividends at the rate of eight percent (8%) (the "Dividend Rate") of the stated Liquidation Preference Amount per share per annum, payable quarterly in arrears. Such dividends on the Series A Preferred Stock shall be cumulative and shall accrue and be payable to holders of record as they appear on the stock books on such record dates as are fixed by the Board of Directors. Such dividends on the Series A Convertible Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined in Section 2(d) below) on any outstanding shares of Common Stock or any other equity securities of the Company ranking junior to the Series A Preferred Stock as to the payment of dividends. Such dividends shall accrue on each share of Series A Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared.

         (b) On the date that the shareholder has held shares of Series A Preferred Convertible Stock for one year, the shareholder shall be paid his/her/its dividend at the Dividend Rate in additional shares of Series A Preferred Convertible Stock. Each year thereafter on the date dividends are to be paid, the shareholder shall be paid his/her/its dividend in shares of Series A Preferred Convertible Stock or, in the sole discretion of the Board of

Directors, in cash. If the dividend is to be paid in additional shares of Series A Preferred Convertible Stock, the number of shares to be issued to the shareholder as payment of the dividend shall be based upon the Liquidation Preference Amount of the Series A Convertible Preferred Stock. For example, if a shareholder holds one thousand (1,000) shares of Series A Convertible Preferred Stock, he/she/it would be entitled to a dividend calculated at the Dividend Rate, or eight percent (8%) of the Liquidation Preference Amount ($1.00) per share held (in this example, 1,000 shares), for a dividend due of $80.00. The Liquidation Preference Amount is used to determine the number of shares of Series A Convertible Preferred Stock to be issued in satisfaction of the dividend obligation. In this example, the shareholder would be entitled to receive eighty (80) shares of Series A Convertible Preferred Stock in payment of the dividend due of $80.00.

                   (c) So long as any shares of Series A Convertible Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any distribution on, any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series A Convertible Preferred Stock.

                   (d) In the event of a dissolution, liquidation or winding up of the Company pursuant to Section 4, all accrued and unpaid dividends on the Series A Convertible Preferred Stock shall be payable on the day immediately preceding the date of payment of the preferential amount to the holders of Series A Preferred Stock. In the event of a mandatory redemption pursuant to
Section 6, all accrued and unpaid dividends on the Series A Preferred Stock shall be payable on the day immediately preceding the date of such redemption.

                   (e) For purposes hereof, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of equity securities of the Company, or the purchases or redemption of shares of the Company (other than redemptions set forth in Section 6 below or repurchases of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property.

                   (f) If the Company shall fail to pay dividends as required in subparagraph (a) for six (6) consecutive quarters, a majority of the holders of Series A Convertible Preferred Stock shall have the power to elect one director to the Company's Board of Directors, either by filling an existing vacancy on the Board or by removing a Director of their choice.

          3. Voting Rights. So long as the Series A Convertible Preferred Stock is outstanding, each share of Series A Convertible Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock of the Company voting together as a single class with the other shares entitled to vote, at all meetings of the stockholders of the Company. With respect to any such vote, each share of Series A Convertible Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of one (1) share of Common Stock of the Company.

          4.       Liquidation Preference.

                   (a) In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment of provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series A Convertible Preferred Stock then outstanding shall be entitled to receive an amount equal to the Liquidation Preference Amount of the Series A Preferred Stock plus any accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the Series B Convertible Preferred Stock, Common Stock or any other Junior Stock. With regard to the Intellectual Property, the holders of shares of Series A Convertible Preferred Stock shall rank senior to any and all indebtedness and/or other equity interests and any all persons in order to pay each holder of shares of Series A Convertible Preferred Stock his/her/its Liquidation Preference Amount. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount plus any accrued and unpaid dividends payable to the holders of outstanding shares of the Series A Convertible Preferred Stock, each holder shall be paid an amount equal to a ratably proportionate amount of the total amount available. The liquidation payment with respect to each outstanding fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series A Preferred Stock, in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. All payments for which this
Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by the Company's independent, outside accountant) or a combination thereof, provided, however, that no cash shall be paid to holders of Series B Convertible Preferred or Common Stock unless each holder of the outstanding shares of Series A Convertible Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any accrued and unpaid dividends to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount plus any accrued and unpaid dividends to which each holder is entitled, such holders of shares of Series A Convertible Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

                   (b) A consolidation of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this section 4. In the event of the merger or consolidation of the Company with or into another corporation, the Series A Convertible Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

                   (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than 45 days prior to the payment date stated therein, to the holders of record of the Series A Convertible Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

          5. Limited Conversion Rights. All Series A Convertible Preferred Stock not converted into shares of Common Stock prior to the Confirmation of the Plan cannot be converted into Common Stock until the first year anniversary of the date the Series A Convertible Preferred Stock was issued. On this first anniversary date and every six months thereafter, the holder of the Series A Convertible Preferred Stock may convert up to twenty-five percent (25%) of his/her/its remaining holdings of Series A Convertible Preferred Stock into Common Stock. Preferred shares are converted based on the liquidation preference amount and the conversion price of the Common Stock shall be equal to 90% of the twenty-day average closing ask price of the Common Stock, but in no case shall this price be less than $3.00 per share.

          6. Redemption.

                   (a) Except as provided in this Section 6, the Series A Convertible Preferred Stock is not subject to redemption.

                   (b) The Company shall redeem for cash at a price per share equal to (i) 105% of the Series A Liquidation Preference Amount plus all accrued but unpaid dividends if redeemed within one year of the date of issuance; (ii) 104% of the Series A Liquidation Preference Amount plus all accrued but unpaid dividends if redeemed later than one year from the date of issuance (the "Corresponding Redemption Price").

                   (c) The Company may redeem all of the then outstanding shares of Series A Convertible Preferred Stock at the Corresponding Redemption Price at any time as long as proper notice as required by this paragraph is sent. Not less than 10 days nor more than 60 days prior to a redemption date set by the Company, written notice (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series A Preferred Stock to be redeemed at his post office address last shown on the records of the Company. The Redemption Notice shall state:

                            (i) The total number of shares of Series A Convertible Preferred Stock being redeemed;

                            (ii) The total number of shares of Series A Convertible Preferred Stock held by the holder that the Corporation shall redeem;

                            (iii) The redemption date and the Redemption Price for the Series A Convertible Preferred Stock; and

                            (iv) That the holder is to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares of Series A Convertible Preferred Stock to be redeemed.

If the Redemption Notice shall have been duly given, and if on the redemption date the Corresponding Redemption Price is paid, then notwithstanding that the certificates evidencing any of the shares of Series A Convertible Preferred Stock so called for redemption shall not have been surrendered, the Corresponding Redemption Price with respect to such shares shall cease to increase after the redemption date and all rights with respect to such shares shall forthwith after the redemption date terminate, except only the right of the holders to receive the Corresponding Redemption Price upon surrender of their certificate or certificates therefor.

                   (d) If on a redemption date the Board determines that funds of the Corporation legally available for redemption of the Series A Convertible Preferred Stock shall be insufficient to discharge such redemption requirements in full, such funds as are so available for such purpose shall be set aside and used for the redemption. Such redemption requirements shall be cumulative, so that if such requirements shall not be fully discharged as they accrue because of the insufficiency of funds legally available, all legally available funds shall be applied thereto until such requirements are fully discharged. There shall be a redemption within 10 days after such funds become available.

                   (e) In the event of the redemption of only a part of the outstanding shares of Series A Convertible Preferred Stock, the Corporation shall effect such redemption pro rata according to the number of shares of Series A Convertible Preferred Stock held by each holder of the shares as of 10 days before the redemption date.

          7. Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of not less than three-fourths (3/4) of the then outstanding shares of Series A Convertible Preferred Stock, shall be required for any change to this Amended Certificate of Designation or the Company's Amended Certificate of Incorporation which would amend, alter, change or repeal may of the powers, designations, preferences and rights of the Series A Convertible Preferred Stock.

          8. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series A Convertible Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Series A Convertible Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of the like lienor and date; provided, however, the Company shall not be obligated to re-issue Series A Convertible Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series A Convertible Preferred Stock into Common Stock.

          9. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and this computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series A Convertible Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          10. Specific Shall Not Limit General; Construction. No specific provision contained in this Amended Certificate of Designation shall limit or modify any more general provision contained herein. This Amended Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series A Convertible Preferred Stock and shall not be construed against any person as the drafter hereof.

          11. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series A Preferred Stock in the exercise or any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

B. Series B Convertible Preferred Stock:

          1. Designation and Rank: The designation of such series of the Preferred Stock shall be the Series B Convertible Preferred Stock, par value $.0001 per share (the "Series B Convertible Preferred Stock"). The maximum number of shares of Series B Preferred Stock shall be five million (5,000,000) shares. The Series B Convertible Preferred Stock shall have a stated liquidation preference (the "Liquidation Preference Amount") of $1.00 per share. The Series B Convertible Preferred Stock shall be subordinate to the Series A Convertible Preferred Stock, but shall have preference over and rank senior to (i) the Common Stock, par value $.0001 per share, and (ii) all other classes and series of equity securities of the Company which by its terms do not rank senior to the Series B Convertible Preferred Stock ("Junior Stock"). The Series B Convertible Preferred Stock shall contain a negative covenant prohibiting the Company from granting a security interest in the Company's Intellectual Property.

          2. Dividends:

                   (a) Payment of Dividends: The holders of record of shares of Series B Convertible Preferred Stock shall be entitled to receive dividends at the rate of eight percent (8%) (the "Dividend Rate") of the stated Liquidation Preference Amount per share per annum, payable quarterly in arrears. Such dividends on the Series B Convertible Preferred Stock shall be cumulative and shall accrue and be payable to holders of record as they appear on the stock books on such record dates as are fixed by the Board of Directors. Such dividends on the Series B Convertible Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined in Section 2(d) below) on any outstanding shares of Common Stock or any other equity securities of the Company ranking junior to the Series B Preferred Stock as to the payment of dividends. Such dividends shall accrue on each share of Series B Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared.

                  (b) On the date that the shareholder has held shares of Series B Preferred Convertible Stock for one year, the shareholder shall be paid his/her/its dividend at the Dividend Rate in additional shares of Series B Preferred Convertible Stock. Each year thereafter on the date dividends are to be paid, the shareholder shall be paid his/her/its dividend in shares of Series B Preferred Convertible Stock or, in the sole discretion of the Board of Directors, in cash. If the dividend is to be paid in additional shares of Series B Preferred Convertible Stock, the number of shares to be issued to the shareholder as payment of the dividend shall be based upon the Liquidation Preference Amount of the Series B Convertible Preferred Stock. For example, if a shareholder holds one thousand (1,000) shares of Series B Convertible Preferred Stock, he/she/it would be entitled to a dividend calculated at the Dividend Rate, or eight percent (8%) of the Liquidation Preference Amount ($1.00) per share held (in this example, 1,000 shares), for a dividend due of $80.00. The Liquidation Preference Amount is used to determine the number of shares of Series B Convertible Preferred Stock to be issued in satisfaction of the dividend obligation. In this example, the shareholder would be entitled to receive eighty (80) shares of Series B Convertible Preferred Stock in payment of the dividend due of $80.00.

                   (c) So long as any shares of Series B Convertible Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any distribution on, any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series B Convertible Preferred Stock.

                   (d) In the event of a dissolution, liquidation or winding up of the Company pursuant to Section 4, all accrued and unpaid dividends on the Series B Convertible Preferred Stock shall be payable on the day immediately preceding the date of payment of the preferential amount to the holders of Series B Preferred Stock. In the event of a redemption pursuant to Section 6, all accrued and unpaid dividends on the Series B Preferred Stock shall be payable on the day immediately preceding the date of such redemption.

                   (e) For purposes hereof, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of equity securities of the Company, or the purchases or redemption of shares of the Company (other than redemptions set forth in Section 6 below or repurchases of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property.

                   (f) If the Company shall fail to pay dividends as required in subparagraph (a) for six (6) consecutive quarters, a majority of the holders of Series B Convertible Preferred Stock shall have the power to elect one director to the Company's Board of Directors, either by filling an existing vacancy on the Board or by removing a Director of their choice.

          3. Voting Rights. So long as the Series B Convertible Preferred Stock is outstanding, each share of Series B Convertible Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock of the Company voting together as a single class with the other shares entitled to vote, at all meetings of the stockholders of the Company. With respect to any such vote, each share of Series B Convertible Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of one (1) share of Common Stock of the Company.

          4.       Liquidation Preference.

                   (a) In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment of provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series B Convertible Preferred Stock then outstanding shall be entitled to receive an amount equal to the Liquidation Preference Amount of the Series B Convertible Preferred Stock plus any accrued and unpaid dividends only after payment is made or assets are distributed to the holders of the Series B Convertible Preferred Stock, but before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. With regard to the Company's Intellectual Property, the holders of Series B Convertible Preferred Stock shall rank subordinate only to the holders of Series A Convertible Preferred Stock and shall rank senior to all other equity interests or indebtedness of the Company now or hereafter outstanding in order to pay each holder of shares of Series B Convertible Preferred Stock his/her/its Liquidation Preference Amount. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount plus any accrued and unpaid dividends payable to the holders of outstanding shares of the Series B Convertible Preferred Stock, each holder shall be paid an amount equal to a ratably proportionate amount of the total amount available. The liquidation payment with respect to each outstanding fractional share of Series B Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series B Convertible Preferred Stock, in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by the Company's independent, outside accountant) or a combination thereof, provided, however, that no cash shall be paid to holders of Series B Convertible Preferred unless each holder of the outstanding shares of Series A Convertible Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any accrued and unpaid dividends to which such holder of Series A Convertible Preferred Stock is entitled. After payment of the full Liquidation Preference Amount plus any accrued and unpaid dividends to which each holder is entitled, such holders of shares of Series B Convertible Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

                   (b) A consolidation of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this section 4. In the event of the merger or consolidation of the Company with or into another corporation, the Series B Convertible Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

                   (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than 45 days prior to the payment date stated therein, to the holders of record of the Series B Convertible Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

          5. Limited Conversion Rights. All Series A Convertible Preferred Stock not converted into shares of Common Stock prior to the Confirmation of the Plan cannot be converted into Common Stock until the first year anniversary of the date the Series A Convertible Preferred Stock was issued. On this first anniversary date and every six months thereafter, the holder of the Series A Convertible Preferred Stock may convert up to twenty-five percent (25%) of his/her/its remaining holdings of Series A Convertible Preferred Stock into Common Stock. Preferred shares are converted based on the liquidation preference amount and the conversion price of the Common Stock shall be equal to 90% of the twenty-day average closing ask price of the Common Stock, but in no case shall this price be less than $3.00 per share.

6. Redemption.

                   (a) Except as provided in this Section 6, the Series B Convertible Preferred Stock is not subject to redemption.

                   (b) The Company shall redeem for cash at a price per share equal to (i) 105% of the Series A Liquidation Preference Amount plus all accrued but unpaid dividends if redeemed within one year of the date of issuance; (ii) 104%of the Series A Liquidation Preference Amount plus all accrued but unpaid dividends if redeemed after one year but within two years of the date of issuance; or (iii) 103% of the Series B Liquidation Preference Amount plus all accrued but unpaid dividends if redeemed later than two years from the date of issuance (the "Corresponding Redemption Price").

                   (c) The Company may redeem all of the then outstanding shares of Series B Convertible Preferred Stock at the Corresponding Redemption Price at any time as long as proper notice as required by this paragraph is sent. Not less than 10 days nor more than 60 days prior to a redemption date set by the Company, written notice (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series A Preferred Stock to be redeemed at his post office address last shown on the records of the Company. The Redemption Notice shall state:

                            (i) The total number of shares of Series B Convertible Preferred Stock being redeemed;

                            (ii) The total number of shares of Series B Convertible Preferred Stock held by the holder that the Corporation shall redeem;

                            (iii) The redemption date and the Corresponding Redemption Price for the Series B Convertible Preferred Stock; and

                            (iv) That the holder is to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares of Series B Convertible Preferred Stock to be redeemed.

If the Redemption Notice shall have been duly given, and if on the redemption date the Corresponding Redemption Price is paid, then notwithstanding that the certificates evidencing any of the shares of Series B Convertible Preferred Stock so called for redemption shall not have been surrendered, the Corresponding Redemption Price with respect to such shares shall cease to increase after the redemption date and all rights with respect to such shares shall forthwith after the redemption date terminate, except only the right of the holders to receive the Redemption Price upon surrender of their certificate or certificates therefor.

                   (d) If on a redemption date the Board determines that funds of the Corporation legally available for redemption of the Series B Convertible Preferred Stock shall be insufficient to discharge such redemption requirements in full, such funds as are so available for such purpose shall be set aside and used for the redemption. Such redemption requirements shall be cumulative, so that if such requirements shall not be fully discharged as they accrue because of the insufficiency of funds legally available, all legally available funds shall be applied thereto until such requirements are fully discharged. There shall be a redemption within 10 days after such funds become available.

                   (e) In the event of the redemption of only a part of the outstanding shares of Series B Convertible Preferred Stock, the Corporation shall effect such redemption pro rata according to the number of shares of Series B Convertible Preferred Stock held by each holder of the shares as of 10 days before the redemption date.

          7. Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of not less than three-fourths (3/4) of the then outstanding shares of Series B Convertible Preferred Stock, shall be required for any change to this Amended Certificate of Designation or the Company's Amended Certificate of Incorporation which would amend, alter, change or repeal may of the powers, designations, preferences and rights of the Series B Convertible Preferred Stock.

          8. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series B Convertible Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Series B Convertible Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of the like lienor and date; provided, however, the Company shall not be obligated to re-issue Series B Convertible Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series B Convertible Preferred Stock into Common Stock.

          9. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and this computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series B Convertible Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series B Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          10. Specific Shall Not Limit General; Construction. No specific provision contained in this Amended Certificate of Designation shall limit or modify any more general provision contained herein. This Amended Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series B Convertible Preferred Stock and shall not be construed against any person as the drafter hereof.

          11. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series B Preferred Stock in the exercise or any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

C. Common Stock:

          1. Designation and Rank. The maximum number of shares of Common Stock, par value $.0001, shall be forty million (40,000,000) shares. The Common Stock shall be fully paid and nonassessable. The Common Stock shall be subordinate to both the Series A Convertible Preferred and Series B Convertible Preferred Stock and to all other classes and series of equity securities of the Company which by their terms rank senior to the Common Stock, in the event of a liquidation, dissolution, or winding up of the Company or with regard to any other rights, privileges or preferences.

          2. Other Rights. Pursuant to the Restated Certificate of Incorporation, each share of Common Stock represents the right to one (1) vote. Holders of Common Stock will not have any cumulative voting rights, preemptive rights, conversion rights, redemption rights or sinking fund rights.

          3. Dividends. Holders of Common Stock will be entitled to receive dividends as may from time to time be declared by the Board of Directors at the Board of Directors' sole discretion. The Company shall be prohibited from declaring and paying dividends on the Common Stock as long as shares of Series A Convertible Preferred and/or Series B Convertible Preferred Stock is outstanding.

This Amended and Restated Certificate of Designation shall be effective as of the date of filing with the Secretary of State of Delaware.

          IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true as of the 9th day of July, 2002.

______________________                  ______________________
Robert Burkett, Director                David Crews, Director

                                 EXHIBIT 1.A.100

                  (Short-Selling Bar Representation Irrevocably
                Made and Deemed Made by All Persons Receiving New
                          Common Stock Under the Plan)

                        SHORT SELLING BAR REPRESENTATION

This representation shall serve as the promise and agreement by the recipient of any New Securities under the Plan to refrain from engaging in "short sales" of New Common Stock for a period of five years following the Plan Effective Date. For purposes of this Short Selling Bar Representation, "short sales" are defined as orders by a Person to its broker or agent to sell presently a specified number of shares held by the broker or agent in return for the Person's promise to replace the securities sold at a later date. The proceeds of the sale are held by the broker or agent pending receipt of the shares promised by the seller.

The prohibition contained in this Short Selling Bar Representation extends to
(i) "naked" short sales, which are short sales of shares which the seller does not presently hold and are completed by covering through a market purchase of the shares due, and (ii) short sales "against the box," which are short sales of shares which the seller does presently hold, which are either covered by a market purchase (as with the "naked short") or by delivering the shares held against the shares due.

The recipient of any New Securities under the Plan further acknowledges and agrees in this Short Selling Bar Representation that in the event of its breach of this Short Selling Bar Representation, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, the recipient acknowledges and agrees that, in addition to other rights and remedies existing in its favor, the Reorganized Debtor may apply to the Bankruptcy Court or the District Court for the Northern District of Illinois (the jurisdiction to which the recipient shall be deemed to have consented to) or to any other court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.

                                 EXHIBIT 1.A.106

                 (Worden Agreements with the Reorganized Debtor)

                               EXHIBIT I.A.106(A)
                           (Patent License Agreement)

                            PATENT LICENSE AGREEMENT
                                     Between
                                 CYTOMEDIX, INC.
                            and CHARLES E. WORDEN SR.

         THIS LICENSE, effective as of November 14, 2001, is entered into by Cytomedix, Inc., a Delaware corporation ("Cytomedix"), and Charles E. Worden Sr. ("Worden").

         WHEREAS Worden is the sole inventor of U.S. Patent # 6,303,112 (the "Worden Patent"), and all technology described in the United States and foreign patent applications listing Worden as sole inventor (listed on Appendix A to the Assignment dated 14 November 2001, collectively the "Licensed Patents", including the Worden Patent); and

         WHEREAS Worden, pursuant to the Letter of Intent between Worden and Cytomedix dated 14 November 2001 (a copy of which is Attachment 1 hereto, the "Letter of Intent"), assigned the Licensed Patents to Cytomedix subject to a condition subsequent (reversionary interest) by the Assignment dated 14 November 2001 (a copy of which is Attachment 2 hereto, the "Assignment"); and

         WHEREAS the Letter of Intent requires the parties to, among other things, execute a worldwide license for Worden to use the Licensed Patents in the field of veterinary applications for the commercialization of any method or process covered by (or any product covered by or produced using a process or method covered by) a claim of a Licensed Patent (collectively the "Licensed Products"); and

         WHEREAS this License Agreement ("License") is intended to fully set forth the licensing related rights and duties identified in the Letter of Intent, without superceding any other provisions of the Letter of Intent;

         THEREFORE, in consideration of the payments, terms and conditions set forth herein, the adequacy of which is hereby acknowledged, Worden and Cytomedix agree as follows:

         1. License Grant. Cytomedix hereby grants Worden a nonexclusive worldwide license under the Licensed Patents to make, use and sell any Licensed Product in the field of veterinary applications during the term of this License, as defined in Section 11 below.

         2. Sublicensing Authority. This License includes the right to grant sublicenses, under terms and conditions within the scope obtained by Worden pursuant to this License, including (without limitation) the right and duty to perform any act identified herein for Worden.

         3. Patent Royalties.

              a. Calculation. Cytomedix will be entitled to receive patent royalties in the amount of ten percent (10%) of the Net Revenues actually received by Worden (or any enterprise practicing the technology under this License) from making, using or selling any Licensed Product ("Royalties"); Net Revenues is defined as the amount of money actually received as revenues from the sale, licensing or other exploitation of any Licensed Product, less the cost of such goods and services sold, which cost will include all costs which are direct costs of sales properly charged to such costs under generally accepted accounting principles consistently applied (including without limitation fees paid to consultants or employees for customer [or potential customer] education, sales support or training, equipment leasing and capital costs, trade show expenses, and other expenses of promotion and service delivery). In the event Worden's commercialization of the Licensed Patents during the Initial Term meets sales milestone of $232,617 in sales (which has been determined in accordance with Paragraph 7 of the Letter of Intent), the Royalty rate described above shall decrease to seven percent (7%) effective January 1, 2003.

         b. Timing and Documentation. Royalties will be due from all such sales occurring from the effective date hereof through termination of this License, calculated and payable quarterly in accordance with standard calendar quarters (beginning each January 1, April 1, July 1 and October 1). Within thirty (30) days after the end of each quarter, reports shall be made by Worden and tendered to Cytomedix, setting forth an accounting of the Royalties for such quarter ended. Worden's remittance for the full amount of Royalties due for such quarter will accompany such accounting. Worden will keep complete and correct books and records necessary to account to Cytomedix, and Cytomedix or its representatives will have the right to examine Worden's books and records at all reasonable times to the extent and insofar as is necessary to verify the accuracy of the above-mentioned reports.

         c. Return of Certain Royalties. In the event that any party unrelated to Worden obtains Permanent Exclusivity as provided below, Cytomedix shall pay to Worden or a Worden-related sublicensee an amount equal to one-half of all royalties paid by Worden or a Worden-related sublicensee to Cytomedix as of such date.

4.       Interim Exclusivity Option.

         a. Notice of Bona Fide Offer. During the Initial Term (as defined in
Section 11), Cytomedix will not solicit any other licensee for the Licensed Patents in the field of veterinary applications, or otherwise disseminate information concerning the availability of a license for the Licensed Patents in the field of veterinary applications. In the event Cytomedix receives during any term of this License any bona fide offer to so license the Licensed Patents (which bona fide offer is otherwise acceptable to Cytomedix), Cytomedix will provide Worden with written notice thereof, which notice will include all of the terms of the proposed exclusive license, including the royalty amount and/or calculation method and payment terms, and the date on which the proposed transaction is to occur, such notice will also include a copy of any and all written offers.

         b. Exercise Period. For a period of three (3) month after receipt of said notice during the term of this License, Worden will have the first option to license the Licensed Patents under the same terms and conditions set forth in said notice; upon Worden's exercise of said option during said period, Worden and Cytomedix will promptly execute and deliver at the closing such documents and instruments reasonably necessary to properly document the exclusive license.



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

         c. Non-election. In the event Worden fails to timely exercise the option described in Section 4(b), Cytomedix may consummate the exclusive license set forth in said notice, and Cytomedix will provide Worden a copy of the documentation executed for said exclusive license; however, notwithstanding any provision herein to the contrary, Worden may use the method claimed in the Worden Patent to make any product embodying a Worden Improvement, for use solely in the field of veterinary applications.

5.       Permanent Exclusivity.

         a. Entitlement. In the event Worden's commercialization of the Licensed Patents during the Initial Term meets sales milestone of $232,617 in sales (which has been determined in accordance with Paragraph 7 of the Letter of Intent), this License will become exclusive and extend through the expiration of the longest term of the Licensed Patents, subject to commercially reasonable terms and conditions similar to those contained in Cytomedix License Agreement with DePuy AcroMed, Inc., to be timely negotiated by Worden and Cytomedix no later than 1 April 2003.

         b. Impasse. If Worden and Cytomedix are unable to agree upon said commercially reasonable terms and conditions, said terms and conditions will be determined by binding arbitration by third parties knowledgeable in the technology and market values thereof in the field of veterinary applications; until said terms and conditions are determined, this License will continue in full force and effect under the terms and conditions set forth herein.

6. Prosecution and Maintenance of Licensed Patents. Cytomedix has the right and duty to diligently prosecute patent pending Licensed Patents, and maintain all Licensed Patents after issuance thereon; at least one (1) month prior to the expiration of any deadline for abandoning the prosecution of any issued or patent pending Licensed Patent (or any Cytomedix Improvement, as defined below), or discontinuing the maintenance of any Licensed Patent (or Cytomedix Improvement), Cytomedix will provide Worden with written notice of its intention to allow said deadline to expire and written authority to continue the prosecution and maintenance of same on Worden's own behalf; Cytomedix will also furnish Worden with all documentation needed for said continued prosecution and maintenance.

7.       Enforcement of Patent.

         (a) Determination of Infringement. Promptly upon the discovery, by any party to this Agreement, of suspected infringement of any Licensed Patent, the discovering party shall notify the other in writing, and each party will fumish the other with all evidence relevant to determining whether such suspected infringement constitutes actionable infringement. Within one (1) month after a written request ("Initial Request") to determine whether suspected infringement constitutes actionable infringement, each party will obtain its own infringement analysis by personnel of its choosing; if the parties' analyses do not agree that actionable infringement exists, then the parties will select (and jointly compensate) mutually agreeable infringement analysis personnel within two (2) months of the Initial Request, who will determine the existence or non-existence of actionable infringement within three (3) months of the Initial Request.

         (b) Prosecution of Infringement Action. Cytomedix is hereby given the fast right and duty during the term of this Agreement to pursue enforcement of infringement of any Licensed Patent which may be subject to this Agreement. The expenses of such enforcement actions shall be paid by Cytomedix and any and all recoveries from said suit or settlements thereof shall go to Cytomedix. Should Cytomedix fail to take the necessary steps by litigation or otherwise to stop infringement of said Licensed Patent, then Worden may conduct at his own expense, and with the right to all recoveries, such action or litigation as he may deem necessary, provided that Worden has first given a written two (2) months notice to Cytomedix of his intention to initiate such action or litigation, and provided further, that Cytomedix fails during said two (2) month period to indicate its willingness in writing to initiate said suggested action or litigation or fails to initiate said suggested action or litigation within four (4) months after said notice. In the event that Worden pursues enforcement of the Licensed Patent as herein described, Cytomedix will permit the use of its name in all such actions and sign all necessary papers.

8. Settlement of Enforcement Action. Neither party hereto may settle with an alleged infringer of the Licensed Patents without the prior approval of the other party hereto, if such settlement would adversely affect the rights of the other party in any of the Licensed Patents.

9. Effect of Invalidity of Licensed Patent on Royalty Payments. If any of the claims of a Licensed Patent are held to be invalid or not infringed by a Court of last resort, or by a lower Court of competent jurisdiction from whose decree no timely appeal is taken or certiorari granted, the construction placed upon said patent claim(s) by the Court will be followed from and after the date of entry of the final decree, and Royalty will thereafter be payable by Worden only in accordance with such construction until the same is modified or reversed by a subsequent Court decree, and with respect any patent claim(s) which are held to be invalid, Worden will be relieved of all obligation to make reports and to pay Royalty on Licensed Products covered only by said invalidated clams), until the decision with respect to such claim(s) is modified or reversed by a subsequent Court decree.

10.      Rights In Improvements.

         a.       Worden Improvements.

                  i. Ownership. Cytomedix has no ownership rights to any improvement to any of the Licensed Patents discovered by Worden individually or with any co-inventor not employed or retained by Cytomedix (the "Worden Improvements"), including the improvements being commercialized by BeluMed X LLC as referenced in Appendix B to the Assignment. Notwithstanding any provision herein to the contrary, Worden will continue to have the right to commercialize the Worden Improvements in the field of veterinary applications; said right will require no payment for licensing, sub-licensing, cross-licensing or any other authorization.

                  ii. License Option. Worden grants Cytomedix a first option for an exclusive worldwide license to commercialize all Worden Improvements in the field of non-veterinary applications, subject to commercially reasonable terms and conditions to be negotiated by Worden and Cytomedix. If Worden and Cytomedix are unable to agree upon any commercially reasonable terms and conditions, said terms and conditions will be determined by binding arbitration by third parties knowledgeable in the technology and market values thereof in the field of non-veterinary applications.

         b.       Cytomedix Improvements.

                  i. Ownership. Worden has no ownership rights to any improvement to any of the Licensed Patents discovered without Worden (the "Cytomedix Improvements").

                  ii. License Option. Cytomedix grants Worden a first option for an exclusive worldwide license to commercialize all Cytomdix Improvements in the field of veterinary applications, subject to commercially reasonable terms and conditions to be negotiated by Worden and Cytomedix. If Worden and Cytomedix are unable to agree upon any commercially reasonable terms and conditions, said terms and conditions will be determined by binding arbitration by third parties knowledgeable in the technology and market values thereof in the field of veterinary applications.

11. Term and Termination. This License is initially effective from 14 November 2001 and through 31 December 2002 (the "Initial Term"). In the event that Worden should exercise his right of first refusal option as set forth in Section 4(b) or in the event that Worden reaches the sales milestone set forth in Section 5(a), this License shall become an exclusive License and automatically renew and remain in effect until the expiration of the longest term of the Licensed Patents. In the event that Worden fails to reach the sales milestone set forth in Section 5(a) prior to the expiration of the Initial Term, this License shall remain a non-exclusive License but shall automatically renew and remain in effect for successive one (1) year terms. Upon such occurrence, the parties agree to negotiate in good faith in order to set new milestones for exclusivity. If Worden fails to pay the Royalties required under Section 3 herein, and fails to cure such non-payment for thirty (30) days after written notice of default is received from Cytomedix, Cytomedix may, at its option, terminate this License and seek damages for said non-payment.

12. Independent Contract. This License does not create a joint venture, partnership or other form of business association between the parties, nor any obligation to make, use or sell any product or technology claimed in the Licensed Patents; Worden and Cytomedix are solely independent contractors.

13. Notices. Any notice pursuant to this License will be deemed duly given to the other party upon receipt by personal service, telefax or registered mail, return receipt requested, to the party at the address set forth below, or any other address as may be specified in writiing:

        To: Worden at:                  To Cytomedix at:
        Charles E. Worden Sr.           Cytomedix, Inc.
        7201 Highway 300                Eden Tower Plaza
        Little Rock, AR 72223           790 Frontage Road
                                        Northfield, Illinois 60093

14. Severability. Each section and subsection of this License is severable and, if for any reason any section or subsection is determined to be invalid or contrary to any existing or future law, any such defect will not impair any provision of the License which is otherwise valid.

15. Non-waiver. The failure of either party to enforce any right resulting from breach of any provision of this License by the other party will not be deemed a waiver of any right relating to the breach of such provision or of any other right hereunder.

16. Miscellaneous. This License:

         (a) may not be assigned in whole or in part by either party without the prior written consent of the other except as otherwise provided in Section 2, above;

         (b) will be governed by the laws of the State of Arkansas and the United States of America; the courts of Pulaski County, Arkansas or the United States District Court of the Eastern District of Arkansas, located in Little Rock, Arkansas, whichever is appropriate, will have jurisdiction over all disputes arising in connection with this License; venue is proper in said court(s), and any service of process may be accomplished pursuant to the provisions herein for serving notice pursuant to this License;

         (c) is the complete, integrated and entire agreement between the parties concerning the subject matter hereof and supersedes all prior representations and negotiations of the parties;

         (d) may not be modified in any manner except by written agreement executed by all of the undersigned;

         (e) will be binding upon each signatory and all permitted successors in interest of either party, and

         (f) may be executed in counterparts and, if so executed, each executed counterpart will be deemed an original, but all such counterparts together will constitute only one and the same instrument; a duly executed facsimile copy of this License will be acceptable evidence of its execution by said party, provided that said document bearing said party's original signature should be promptly forwarded to the other party and substituted for said facsimile copy; however, regardless of whether this License is executed in the form of one original or in counterpart originals, this License will be effective as of the effective date set forth hereinabove.

17. Confidentiality and Non-Disclosure. Cytomedix, as a condition to the payment of the Royalties due under this Agreement, agrees that any confidential information regarding Worden or any sublicensee will remain confidential, and Cytomedix will not disclose any such confidential information without the prior written consent of Worden.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF the parties have caused this License to be executed by their duly authorized officers on the respective dates and at the respective places hereinafter set forth.

CYTOMEDIX, INC.

_______________________________________         ________________________________
By: Kent Smith, Chief Executive Officer         Charles E. Worden, Sr.



                                 ACKNOWLEDGMENT

State of ________________  )
County of ______________   )

         On this the ___ day of January, 2002, before me, ____________________, the undersigned notary, personally appeared KENT SMITH, and being authorized so to do, executed the foregoing instrument on behalf of CYTOMEDIX, INC. for the purposes therein contained, by signing his name.

         In witness whereof I hereunto set my hand and official seal.

                                        ___________________________________
                                        Notary Public

My Commission Expires:

______________________
[SEAL]

                                 ACKNOWLEDGMENT

State of ________________  )
County of ______________   )

         On this the ___ day of January, 2002, before me, ____________________, the undersigned notary, personally appeared CHARLES E. WORDEN SR., and being authorized so to do, executed the foregoing instrument on behalf of himself for the purposes therein contained, by signing his name.

         In witness whereof I hereunto set my hand and official seal.

                                        ___________________________________
                                        Notary Public

My Commission Expires:

______________________
[SEAL]

         IN WITNESS WHEREOF the parties have caused this License to be executed by their duly authorized officers on the respective dates and at the respective places hereinafter set forth.

CYTOMEDIX, INC.

__________________________________          ________________________________
By: Kent Smith, Chief Executive Officer     Charles E. Worden, Sr.



                                 ACKNOWLEDGMENT

State of ________________  )
County of ______________   )

         On this the ___ day of January, 2002, before me, ____________________, the undersigned notary, personally appeared KENT SMITH, and being authorized so to do, executed the foregoing instrument on behalf of CYTOMEDIX, INC. for the purposes therein contained, by signing his name.

         In witness whereof I hereunto set my hand and official seal.

                                        ___________________________________
                                        Notary Public

My Commission Expires:

______________________
[SEAL]

                                                  ACKNOWLEDGMENT

State of ________________  )
County of ______________   )

         On this the ___ day of January, 2002, before me, ____________________, the undersigned notary, personally appeared CHARLES E. WORDEN SR., and being authorized so to do, executed the foregoing instrument on behalf of himself for the purposes therein contained, by signing his name.

         In witness whereof I hereunto set my hand and official seal.

                                        ___________________________________
                                        Notary Public

My Commission Expires:

______________________
[SEAL]

                               EXHIBIT I.A.106(B)
                         (Substitute Royalty Agreement)

                          SUBSTITUTE ROYALTY AGREEMENT

         This Substitute Royalty Agreement (this "Agreement") is made and entered into effective the 14th day of November, 2001 (the "Effective Date"), by and between Charles E. Worden Sr. ("Worden"), an individual, and Cytomedix, Inc. ("Cytomedix"), a Delaware corporation, successor in interest to Autologous Wound Therapy, Inc., an Arkansas corporation ("AWT-Ark").

                              W I T N E S S E T H:

         WHEREAS, Worden is the sole inventor of U.S. Patent # 6,303,112 (the "Worden Patent"), and all technology described in the United States and foreign patent applications listing Worden as sole inventor (listed on Appendix A to the Assignment dated 14 November 2001, collectively the "Licensed Patents", including the Worden Patent), which are being licensed by Cytomedix to Worden for the field of veterinary applications pursuant to the Patent License Agreement of even date herewith (the "Patent License Agreement"); and

         WHEREAS, on the 27th day of April, 1999, Worden and AWT-Ark entered into that certain Royalty Agreement (the "Royalty Agreement"), which provided for the payment of certain royalties to Worden; and

         WHEREAS, on the 29th day of October, 1999, the parties entered into the First Amendment to Royalty Agreement (the "Amended Royalty Agreement") which provided for a limitation on the royalties payable to Worden and established a consultant relationship between the parties hereto; and

         WHEREAS Worden, pursuant to the Letter of Intent between Worden and Cytomedix dated 14 November 2001 (a copy of which is Attachment 1 hereto, the "Letter of Intent"), assigned the Licensed Patents to Cytomedix subject to a condition subsequent (reversionary interest) by the Assignment dated 14 November 2001 (a copy of which is Attachment 2 hereto, the "Assignment"); and

         WHEREAS, the Letter of Intent requires the parties to execute a Substitute Royalty Agreement consistent with the relevant terms and conditions of said Letter of Intent; and

         WHEREAS, this Substitute Royalty Agreement is intended to fully set forth the royalty-related rights and duties identified in said Letter of Intent, without superceding any other provisions of the Letter of Intent, and to supercede and replace the Royalty Agreement and the Amended Royalty Agreement in their entirety;

         NOW, THEREFORE, in consideration of the foregoing premised, and the payments, covenants, terns and conditions hereinafter expressed, the parties hereto agree as follows:

         l. Grant. Worden hereby ratifies, readopts and reaffirms the Assignment of all of his right, title and interest in and to the Licensed Patents as set forth in Attachment 2 hereto.

         2.       Royalty.

                  (a) Pre-Confirmation Royalties. Cytomedix will promptly account to Worden for any royalties accrued but unpaid prior to the Effective Date of this Agreement, which must be part of any Cytomedix plan of reorganization confirmed by final non-appealable order of the Bankruptcy Court, Northern District of Illinois, Case No. 1B 27610.

                  (b) Post-Confirmation Royalties. Cytomedix hereby agrees to pay to Worden a royalty of five percent (5%) of the Gross Profit derived by Cytomedix from the sale, licensing, or other exploitation of the Licensed Patents (the "Royalty"); such Royalty will arise from any commercialization of any method or process covered by (or any product covered by or produced using a process or method covered by) a claim of a Licensed Patent (collectively the "Licensed Products"). Royalties calculated under this Agreement will begin to accrue as of the effective date contained in any Cytomedix plan of reorganization confirmed by final non-appealable order of the Bankruptcy Court, Northern District of Illinois, Case No. 1B 27610. For the purpose of this Agreement, Gross Profit shall be defined as the excess of the total amount of money received by Cytomedix from revenues from the sale, licensing or other exploitation of the Licensed Patents or Licensed Products over the cost of such goods and services sold. The cost of such goods and services shall include those which are direct costs of sales properly charged to cost of sales pursuant to generally accepted accounting principles, consistently applied.

         3. Payment, Records. Subject to Section 4 below, for the purpose of computing the Royalty referred to in Section 2 of this Agreement, the year shall be divided into quarters, beginning January 1, April 1, July 1 and October 1 of each year. Within thirty (30) days after the end of each quarter, reports shall be made by Cytomedix and tendered to Worden, setting forth an accounting of the Royalty for such quarter ended. Cytomedix' remittance for the full amount of Royalty due for such quarter (less any adjustment pursuant to Section 4, below) shall accompany such accounting. Cytomdix agrees to keep complete and correct books and records necessary to account to Worden, and Worden or his representatives shall have the right to examine Cytomedix' books and records at all reasonable times to the extent and insofar as is necessary to verify the accuracy of the above-mentioned reports.

         4. Minimum and Maximum Royalty Payments. The Royalty payable during any calendar year shall not exceed $600,000.00 in the aggregate; to the extent that any Royalty payable will exceed said $600,000.00 annual maximum, said Royalty payment will be reduced to the amount necessary to satisfy the $600,000.00 maximum. Notwithstanding any provision herein to the contrary (except the $600,000.00 maximum Royalty limit), Cytomedix will pay Worden a minimum Royalty of $6,250.00 per month in advance, to be received by Worden on or before the first day of each month, which will be a credit against any Royalty obligation of Cytomedix. For any accounting period that is less than a full calendar year, the $600,000.00 maximum shall be pro-rated.

         5. Effect of Invalidity of Patent on Royalty Payments. If in any suit for infringement of any Licensed Patent which may be subject to this Agreement, any of the claims of said Licensed Patents shall be held to be invalid or not infringed by a Court of last resort, or by a lower Court of competent jurisdiction from whose decree no appeal is taken or certiorari granted, within the period allowed therefor, the construction placed upon said patent(s) by the Court shall be followed from and after the date of entry of the decree of such Court, and Royalty shall thereafter be payable by Cytomedix only in accordance with such construction until the same shall be modified or reversed by a subsequent Court decree, and with respect to patent claims which are by any such decree held to be invalid, Cytomedix shall be relieved of its obligation to make reports and to pay Royalty on products sold under and covered only by said claims, until the decision with respect to such claims shall be modified or reversed by a subsequent Court decree.

         6. Warranties. Worden warrants and represents that at the time of the initial Assignment of the Licensed Patents to AWT-Ark, he was the sole and lawful owner of the entire right, title and interest in and to the Licensed Patents, and that the same were unencumbered and not subject to any other agreement or restriction, and that Worden had good and full right and lawful authority to assign, transfer and convey those rights to AWP-Ark. Worden also represents that at the time of the initial Assignment of the Licensed Patents to AWT-Ark, none of the ownership, access to, or use of the Licensed Patents infringed on the rights of any other party and the rights to the Licensed Patents were valid and enforceable. At the time of the initial Assignment of the Licensed Patents to AWT-Ark, no person had any claim to, interfered with, infringed upon, misappropriated or otherwise came into conflict with the rights of Worden. At the time of the initial Assignment of the Licensed Patents to AWT-Ark, Worden had not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of others, and Worden had not received any charge, complaint, demand or notice alleging any such interference, infringement, misappropriation or conflict.

         7. Prosecution and Maintenance of Licensed Patents. Cytomedix has the right and duty to diligently prosecute patent pending Licensed Patents, and maintain all Licensed Patents after issuance thereof,, at least one (1) month prior to the expiration of any deadline for abandoning the prosecution of any issued or patent pending Licensed Patent (or any improvement to any of the Licensed Patents discovered without Worden, hereinafter a "Cytomedix Improvement", or discontinuing the maintenance of any Licensed Patent (or Cytomedix lmprovement), Cytomedix, will provide Worden with written notice of its intention to allow said deadline to expire and written authority to continue the prosecution and maintenance of same on Worden's own behalf, Cytomedix will also furnish Worden with all documentation needed for said continued prosecution and maintenance.

         8. Enforcement of Patent.

         (a) Determination of Infringement Promptly upon the discovery, by any party to this Agreement, of suspected infringement of any Licensed Patent, the discovering party shall notify the other in writing, and each party will fumish the other with all evidence relevant to determining whether such suspected infringement constitutes actionable uifringement. Within one (1) month after a written request ("Initial Request") to determine whether suspected infringement constitutes actionable infringement, each party will obtain its own infringement analysis by personnel of its choosing; if the parties' analyses do not agree that actionable infringement exists, then the parties will select (and jointly compensate) mutually agreeable infringement analysis personnel within two (2) months of the Initial Request, who will determine the existence or non-existence of actionable infringement within three (3) months of the Initial Request.

         (b) Prosecution of Infringement Action. Cytomedix is hereby given the first right and duty during the term of this Agreement to pursue enforcement of infringement of any Licensed Patent which may be subject to this Agreement. The expenses of such enforcement actions shall be paid by Cytomedix and any and all recoveries from said suit or settlements thereof shall go to Cytomedix. Should Cytomedix fail to take the necessary steps by litigation or otherwise to stop infringement of said Licensed Patent, then Worden may conduct at his own expense, and with the right to all recoveries, such action or litigation as he may deem necessary, provided that Worden has first given a written two (2) months notice to Cytomedix of his intention to initiate such action or litigation, and provided further, that Cytomedix fails during said two (2) month period to indicate its willingness in writing to initiate said suggested action or litigation or, following Cytomedix's written notice, fails to initiate said suggested action or litigation within four (4) months after Worden's notice. In the event that Worden pursues enforcement of the Licensed Patent as herein described, Cytomedix will permit the use of its name in all such actions and sign all necessary papers and cooperate in such action, at Worden's expense.

         9. Default. If Cytomedix shall (i) at any time commit any breach of any covenant, warranty, or agreement herein contained, and shall fail to remedy any such breach within fifteen (15) days after written notice thereof by Worden;
(ii) discontinue substantially all efforts to commercialize the Worden Patent; or (iii) default on any of the Senior Secured Claims (defined in Section 10(a) below) (each, a "Default"), Worden may, at his option, take such action as is permitted under Section 10 below, which shall include, but shall not be limited to, the foreclosure of Worden's Security Interest (as defined below) in the Licensed Patents.

         In the event that Cytomedix defaults or receives notice of any alleged default on any of its obligations with respect to the Senior Secured Claims, Cytomedix covenants to timely notify Worden of such occurrence and to use its best efforts to enable Worden to enter into business discussions with the holders of the Senior Secured Claims.

         10.      Security Interest.

                  (a) Grant of Security Interest. Cytomedix hereby grants to Worden a lien and security interest (the "Security Interest") in all of Cytomedix' right, title, and interest in and to the Licensed Patents and any proceeds therefrom and any improvements thereon as security for its Royalty obligation contained in this Agreement; provided, however, that the parties acknowledge that the Security Interest is granted subject to the pre-existing rights of secured creditors of Cytomedix in existence as of the Effective Date, and to the extent of such secured creditor debt obligations in existence as of the Effective Date (the "Senior Secured Claims").

                  (b) Use of Secured Property in Absence of Default. So long as this Agreement is in effect and so long as Cytomedix has not faded to remedy any default within fifteen (15) days of receiving notice thereof from Worden as provided in Section 8, Cytomedix shall have the exclusive right to use the Licensed Patents and grant licenses with respect to them as it may reasonably determine (except as limited by the Patent License Agreement), and Worden shall have no right to use the Licensed Patents or issue any exclusive or nonexclusive license with respect to them, or assign, pledge, or otherwise transfer any interest in the Licensed Patents to any other Person except as provided in the Patent License Agreement.

                  (c) Future Encumbrances. Cytomedix agrees not to sell, assign, or further encumber its rights and interests in the Licensed Patents without prior written consent of Worden; provided, however, that Cytomedix need not seek approval of licenses that it may enter into in the ordinary course of its business (except as limited by the Patent License Agreement).

                  (d) Default. If a Default shall occur under this Agreement, and such default is not remedied by Cytomedix within fifteen (15) days of receiving notice thereof from Worden, Worden, as the holder of a security interest under the Uniform Commercial Code as in effect now or in the future in any applicable jurisdiction, may take such action as is permitted by law or equity, in his sole discretion, to foreclose upon or otherwise realize upon the Licensed Patents covered by this Agreement. For those purposes, Cytomedix hereby authorizes and empowers Worden to make, constitute, and appoint any person as Worden may select in his sole discretion as Cytomedix' true and lawful attorney-in-fact with the power to endorse Cytomedix' name on, and/or file of record, all assignments, applications, documents, papers, and instruments, whether signed by Cytomedix or by Worden on Cytomedix' behalf, necessary for Worden or its transferee, successors, or assigns, to obtain title to and the right to use the Licensed Patents or to grant or issue any exclusive or nonexclusive license under the Licensed Patents to any other person, or to assign, pledge, convey, or otherwise transfer title in or dispose of all or any part of the Licensed Patents to any other person. Cytomedix hereby ratifies all that Worden shall lawfully do or cause to be done by virtue of this Agreement. The power of attorney provided herein shall be irrevocable for the life of this Agreement.

         11.      Reversion.

                  (a) Grant of Reversionary Interest. In addition to the Security Interest described above, Cytomedix hereby grants a reversionary interest (the "Reversionary Interest") as set forth herein in all of Cytomedix' right, title, and interest in and to the Licensed Patents that shall, as provided below, result in the reversion of ownership of the Licensed Patents in the event that at any time prior to the satisfaction in full of the Senior Secured Claims, Cytomedix discontinues substantially all efforts to commercialize the Worden Patent (a "Non-Commercialization Reversion Event").

                  (b) Non-Commercialization Reversion Event After Satisfaction of Senior Secured Claims. Upon the occurrence of a Non-Commercialization Reversion Event after satisfaction of all Senior Secured Claims, Worden shall be entitled to immediately record a copy of this Agreement as evidence and public notice of said reversion and authorizing the necessary authorities (such as, for example, the U.S. Patent Office) to amend the Licensed Patents and other official records to reflect Worden's ownership thereof.

                  (c) Non-Commercialization Reversion Event Prior to Satisfaction of Senior Secured Claims. Upon the occurrence of a Non-Commercialization Reversion Event before the satisfaction of the Senior Secured Claims, no reversion shall occur unless and until such time as all Senior Secured Claims are fully satisfied. Cytomedix agrees to take any action reasonably necessary to assist Worden, who may, in his sole discretion, elect to separately satisfy any Senior Secured Claim outstanding at the time of any Non-Commercialization Reversion Event. In the event that the Senior Secured Claims are repaid in their entirety after the occurrence of any Non-Commercialization Reversion Event (through payment by Worden or otherwise), Worden shall be entitled to immediately record a copy of this Agreement as evidence and public notice of said reversion and authorizing the necessary authorities (such as, for example, the U.S. Patent Office) to amend the Licensed Patents and other official records to reflect Worden's ownership thereof.



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

                  (d) Non-Payment of Royalties. It is understood and agreed by the parties that in the event that Cytomedix fails to make any Royalty payment when due and further fails to remedy such non-payment within fifteen (15) days of receiving notice from Worden of such Royalty non-payment, such event shall not give rise to a reversion under this section. In addition to Worden's contract rights and his rights and remedies as a secured creditor as provided in
Section 10, Worden shall be entitled to assist Cytomedix in the ongoing conduct of its business for the purpose of restoring the payment of Royalties under this Agreement. Further, Cytomedix agrees to take any action reasonably necessary to assist Worden, who may, in his sole discretion, elect to separately satisfy any Senior Secured Claim outstanding at such time so that Worden may obtain a senior lien in the Licensed Patents (either through ownership and control of the Senior Secured Claims or by virtue of Worden's security interest set forth in Section 10.

                  (e) Subordination of Reversionary Interest. The Reversionary Interest will be completely subordinate to the rights of all Senior Secured Claims; further, the Reversionary Interest will not be effective until such time as said Senior Secured Claims have been repaid on the entirety of such claims outstanding.

                  (f) Reversion. Any reversion under this Section will terminate this Agreement and transfer to Worden title to the Licensed Patents encumbered only by security interests and liens that are junior and subordinate to Security Interest.

                  (g) Grant of Non-Exclusive License by Worden to Cytomedix Upon Reversion. In the event of any reversion under this Section, Worden agrees to grant a non-exclusive license for the Licensed Patents for all non-veterinary fields to Cytomedix at substantially the same terms and conditions as contained in the Patent License Agreement.

         12. Duration. This Agreement shall become effective as of the Effective Date and, unless sooner terminated by Worden as otherwise provided herein, shall remain in effect until the expiration of the longest term of the Licensed Patents.

         13. Cancellation. If one party shall at any time commit any breach of any covenant, warranty, or agreement herein contained, and shall fail to remedy any such breach within thirty (30) days after written notice thereof by the other party, such other party may at its option, and in addition to any other remedies that it may be entitled to, cancel this Agreement by notice in writing to such effect.



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

         14. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter contained herein and merges all discussions between them, and neither party shall be bound by any definition, condition, warranty, representation other than as expressly stated in this Agreement or as subsequently set forth in a writing signed by the party to be bound thereby.

         15. Governing Law. This Agreement shall be interpreted and construed, and the legal relations created herein shall be detemrined, in accordance with the laws of the State of Arkansas.

         16. Notices. Any notice to be given under this Agreement shall be in writing and shall for all purposes be deemed to be fully given by a party if sent by registered or certified mail, with proper postage prepaid, to the other party at its address as set forth below. The date of mailing shall be deemed to be the date on which such notice was given. Either party may change its address for the purposes of this Agreement by giving the other party written notice of its new address.

         17. Further Assurances. Worden hereby covenants and agrees that Worden, his lawful heirs, successors or assigns will, without further consideration, testify in any legal proceeding, sign all truthful and lawful papers, execute and deliver all papers that may be necessary or desirable to perfect title to the Licensed Patents in Cytomedix, its lawful successors and assigns, to obtain and enforce proper patent protection in the United States and any foreign country, it being understood that any expense incident to the taking of such action and the execution of such papers shall be borne by Cytomedix.

         18. Binding Effect. This Agreement shall be banding upon and inure to the benefit of the successors, assigns, and personal representatives or heirs of the respective parties.

         19. Confidentiality and Non-Disclosure. Worden, as a condition to the payment of the Royalties due under this Agreement, agrees that any confidential information regarding Cytomedix will remain confidential, and Worden will not disclose any such confidential information without the prior written consent of the Company. provided, however, that Worden shall be free to take any action reasonably necessary for the exploitation of the Licensed Patents in accordance with the terms and conditions of the Patent License Agreement.

                  [Remainder of Page Intentionally Left Blank]





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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective the date first written above.

Charles E. Worden Sr.                           Cytomedix, Inc.
7201 Highway 300                                Eden Tower Plaza
Little Rock, AR 72223                           790 Frontage Road
                                                Northfield, Illinois 6009

___________________________
Charles E. Worden Sr.                           By: ___________________________
                                                    Kent Smith, Chief
                                                    Executive Officer




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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective the date first written above.

Charles E. Worden Sr.                           Cytomedix, Inc.
7201 Highway 300                                Eden Tower Plaza
Little Rock, AR 72223                           790 Frontage Road
                                                Northfield, Illinois 6009

___________________________
Charles E. Worden Sr.                           By: ___________________________
                                                    Kent Smith, Chief Executive
                                                    Officer




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


                               EXHIBIT I.A.106(C)

                                (Mutual Releases)

                             MUTUAL GENERAL RELEASE

This Release shall be effective as of the effective date contained in any Cytomedix, Inc. ("Cyomedix") plan of reorganization confirmed by final non-appealable order of the Bankruptcy Court, Northern District of Illinois, Case No. 113 27610 and shall be binding upon and benefit Cytomedix, Charles E. Worden Sr. ("Worden") and Calhoun & Haase PLLC ("C&H"), including the predecessors thereof.

         WHEREAS Worden is the sole inventor of U.S. Patent # 6,303,112 (the "Worden Patent"), and all technology described in the United States and foreign patent applications listing Worden as sole inventor (listed on Appendix A to the Assignment dated 14 November 2001, collectively the "Licensed Patents", including the Worden Patent); and

         WHEREAS Worden, pursuant to the Letter of Intent between Worden and Cytomedix dated 14 November 2001 (a copy of which is Attachment I hereto, the "Letter of Intent"), assigned the Licensed Patents to Cytomedix subject to a condition subsequent by the Assignment dated 14 November 2001 (a copy of which is Attachment 2 hereto, the "Assignment"); and

         WHEREAS, the Letter of Intent requires the parties to execute a mutual release consistent with the relevant terms and conditions of said Letter of Intent; and

         WHEREAS, this Mutual General Release is intended to fully set forth that mutual release identified in said Letter of Intent, without superceding any other provisions of the Letter of Intent;

         NOW, THEREFORE, in consideration of the foregoing premises, and the covenants, terms and conditions hereinafter expressed, the adequacy of which is acknowledged, the parties hereto agree as follows:

1. Each party hereto (together with his/its respective employees, agents, servants, successors and assigns, collectively "Successors") completely and forever releases each other party hereto and his/its Successors from any and all claims, demands, liabilities and damages of any kind or nature now known or knowable, arising from or related any party's act or omission prior to the effective date hereof ("Claims").

2. Although this Mutual General Release is intended to be broad and comprehensive, it expressly pertains (without limitation) to all Claims arising out of any of the following facts:

         a. Worden was the sole inventor and initial applicant on the first non-provisional patent application (PCT/US99/02981), the parent application of the application from which the Worden Patent issued; Worden was the sole inventor of the technology disclosed in all the applications for the Licensed Patents.

         b. In or about December of 1998, Worden initially engaged the legal services of the predecessor law firm to Calhoun & Haase PLLC, Gill Law Firm ("GLF"), primarily for preparation of the patent applications for the technology described in the Worden Patent, together with the review and consulting concerning certain contract matters.



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

         c. Cytomedix's predecessor (Autologous Wound Therapy, Inc., an Arkansas Corporation, "AWT-Ark") was incorporated on or about 11 December 1998, with Worden as an officer, director and majority shareholder.

         d. In or about February of 1999, AWT-Ark engaged GLF for legal services primarily for its acquisition, transfer or enforcement of trademark rights.

         e. On or about 14 April 1999, a letter was countersigned by GLF, Worden and AWT-Ark (a copy of which is Attachment 3 hereto), identifying and waiving potential conflicts of interest between GLF's above-referenced representations of Worden and AWT-Ark.

         f. On or about 27 April 1999, Worden and AWT-Ark executed that certain Royalty Agreement providing for payments and accountings by AWT-Ark to Worden.

         g. On or about 2 June 1999, Worden conditionally assigned the Worden Patent and related Intellectual Property to AWT-Ark pursuant to the Assignment then executed.

         h. On or about 21 June 1999, another patent application
(PCT/US99/13958) was filed by GLF on behalf of AWT-Ark (as applicant) and Worden (as inventor).

         i. On or about 29 October 1999, Worden and AWT-Ark executed that certain First Amendment to Royalty Agreement reducing Worden's royalties and providing for the payment of consulting fees to Worden.

         j. On or about 4 November 1999, AWT-Ark merged into Informatix Holding Co., a Delaware corporation (another predecessor of Cytomedix, wherein Worden was no longer an officer, director or majority shareholder), then subsequently changed its name to Autologous Wound Therapy, Inc. ("AWT-Del").

         k. On or about 1 January 2000, C & H commenced legal practice separate and apart from GLF; by letter dated 24 January 2000, AWT-Del advised C & H that it must pre-approve all legal work undertaken by C&H, and it was subsequently agreed that C&H would continue all representation on pending matters under the same terms and conditions as had existed with GLF.

         l. On or about 4 April 2000, AWT-Del changed its name to Cytomedix, with offices in Chicago, Illinois.

         m. On or about 2 June 2000, C&H tendered all Cytomedix files except trademark matters to the law firm of McDonnell Boehnen Hulbert & Berghoff, engaged by Cytomedix.

         n. By letter dated 29 June 2001, C&H disengaged from all representation of Cytomedix.



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

         o. On or about 7 August 2001, Cytomedix filed its chapter 11 bankruptcy petition in Chicago, Illinois (United States Bankruptcy Court, Northern District, Case No. 01 B 27,610); said proceeding including alleged Claims against Worden listed in Schedule 20(a), (c) and (e) of the Schedule of Assets and Debts such as potential causes of action arising out of alleged theft of property from Little Rock office premises, patent infringement, breaches of contract, and acts and/or omissions.

         p. By letter dated 13 September 2001, Cytomedix's former bankruptcy counsel (Adelman, Gettleman, Meters, Berish & Carter Ltd.) objected to C&H's representation of Worden because of an alleged conflict of interest, and C&H responded by letter dated 18 September 2001 (a copy of which is Attachment 4 hereto).

         q. On or about 16 October 2001, Worden was appointed by action of a majority of the shareholders of Cytomedix and approved by the Bankruptcy Court as a member of the Cytomedix Interim Board of Directors.

         r. On 16 October 2001, the Worden Patent was issued to Worden.

         s. On 14 November 2001, Worden assigned the Licensed Patents to Cytomedix by the Assignment (subject to a condition subsequent, reversionary interest), pursuant to the Letter of Intent.

3. This Mutual General Release is not intended to release any of the following Claims, or those arising out of any of the following facts:

         a. Any Claims against the Bankruptcy estate.

         b. Any Claims against Mr. James Cour or Mr. David Demarest.

4. This Mutual General Release:

         a. will be governed by the laws of the State of Arkansas and the United States of America; the courts of Pulaski County, Arkansas or the United States District Court of the Eastern District of Arkansas, located in Little Rock, Arkansas, whichever is appropriate, will have jurisdiction over all disputes arising in connection with this Agreement; venue is proper in said court(s), and any service of process may be accomplished pursuant to the provisions herein for serving notice pursuant to this Agreement;

         b. is the complete, integrated and entire agreement between the parties concerning the subject matter hereof;

         c. supersedes all prior representations and negotiations of the parties concerning the matters expressly provided herein;

         d. may not be modified in any manner except by written agreement executed by all of the undersigned;

         e. will be binding upon each signatory party and all successors in interest;

         f. maybe executed in counterparts and, if so executed, each executed counterpart will be demed an original, but all such counterparts together will constitute only one and the same instrument; a duly executed facsimile copy of this Mutual General Release will be acceptable evidence of its execution by said party, provided that said document bearing said party's original signature should be promptly forwarded to the other party and substituted for said facsimile copy; however, regardless of whether this Mutual General Release is executed in the form of one original or in counterpart originals, this Mutual General Release will be effective as of the effective date set forth hereinabove.

Cytomedix, Inc.             Calhoun & Haase PLLC
Eden Tower Plaza            319 Pres. Clinton Ave, #205    _____________________
790 Frontage Road           Little Rock, AR 72201          Charles E. Worden Sr.
Northfield, Illinois 60093

                            _______________________
By:___________________      Joseph D. Calhoun,
Kent Smith, CEO             Member

         e. will be binding upon each signatory party and all successors in interest;

         f. maybe executed in counterparts and, if so executed, each executed counterpart will be demed an original, but all such counterparts together will constitute only one and the same instrument; a duly executed facsimile copy of this Mutual General Release will be acceptable evidence of its execution by said party, provided that said document bearing said party's original signature should be promptly forwarded to the other party and substituted for said facsimile copy; however, regardless of whether this Mutual General Release is executed in the form of one original or in counterpart originals, this Mutual General Release will be effective as of the effective date set forth hereinabove.

Cytomedix, Inc.             Calhoun & Haase PLLC
Eden Tower Plaza            319 Pres. Clinton Ave, #205    _____________________
790 Frontage Road           Little Rock, AR 72201          Charles E. Worden Sr.
Northfield, Illinois 60093

                            _______________________
By:___________________      Joseph D. Calhoun,
Kent Smith, CEO             Member

                                         ACKNOWLEDGMENT OF CYTOMEDIX, INC.

State of ________________  )
County of ______________   )

         On this the ___ day of January, 2002, before me, ____________________, the undersigned notary, personally appeared KENT SMITH, and being authorized so to do, executed the foregoing instrument on behalf of CYTOMEDIX, INC. for the purposes therein contained, by signing his name.

         In witness whereof I hereunto set my hand and official seal.

                                        ___________________________________
                                        Notary Public

My Commission Expires:

______________________
[SEAL]

                     ACKNOWLEDGMENT OF CHARLES E. WORDEN SR.

State of ________________  )
County of ______________   )

         On this the ___ day of January, 2002, before me, ____________________, the undersigned notary, personally appeared CHARLES E. WORDEN SR., and being authorized so to do, executed the foregoing instrument on behalf of the RECIPIENT for the purposes therein contained, by signing his name.

         In witness whereof I hereunto set my hand and official seal.

                                        ___________________________________
                                        Notary Public

My Commission Expires:

______________________
[SEAL]

                     ACKNOWLEDGMENT OF CALHOUN & HAASE PLLC

State of ________________  )
County of ______________   )



         On this the ___ day of January, 2002, before me, ____________________, the undersigned notary, personally appeared JOSEPH D. CALHOUN, and being authorized so to do, executed the foregoing instrument on behalf of the RECIPIENT for the purposes therein contained, by signing his name.

         In witness whereof I hereunto set my hand and official seal.

                                        ___________________________________
                                        Notary Public

My Commission Expires:

______________________
[SEAL]

                                   EXHIBIT V.A

                      (Schedule of Contracts to be Assumed)

                                  EXHIBIT V.A.

1. License Agreement between Cytomedix, Inc. and DePuy AcroMed, Inc., dated effective March 19, 2001.

                                  EXHIBIT V.B.

                     (Schedule of Contracts to be Rejected)

                                  Exhibit V.B.

                       ALL EXECUTORY CONTRACTS NOT ALREADY

                       TERMINATED AS OF THE EFFECTIVE DATE

                SHALL BE DEEMED REJECTED AS OF THE PETITION DATE